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                                                                 EXHIBIT 10.CC.4
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                           SECOND AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                          GARNET POWER HOLDINGS, L.L.C.




                           Dated as of April 24, 2002




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                                Project Gemstone



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ARTICLE I             FORMATION AND CONTINUATION OF GARNET.......................................................1

         Section 1.1         Formation and Continuation of Garnet................................................1
         Section 1.2         Name................................................................................2
         Section 1.3         Business of Garnet..................................................................2
         Section 1.4         Location of Principal Place of Business; Registered Office..........................2
         Section 1.5         Filings; Registered Agent...........................................................2
         Section 1.6         Term................................................................................3
         Section 1.7         Title to Garnet Property............................................................4
         Section 1.8         Payments of Individual Obligations..................................................4


ARTICLE II            DEFINITIONS................................................................................4

         Section 2.1         Definitions.........................................................................4
         Section 2.2         Rules of Construction...............................................................4


ARTICLE III           INTERESTS; MEMBERS; CAPITAL CONTRIBUTIONS; ADDITIONAL AGREEMENTS...........................4

         Section 3.1         Interests...........................................................................4
         Section 3.2         Garnet Preferred Member and Garnet Common Member....................................5
         Section 3.3         Additional Capital Contributions....................................................5
         Section 3.4         Additional Agreements Among Members.................................................7


ARTICLE IV            ALLOCATION OF NET INCOME AND NET LOSS......................................................8

         Section 4.1         Allocation of Garnet Net Income and Garnet Net Losses...............................8
         Section 4.2         Allocations After the Extension Period or the Garnet Mark-to-Market
                             Measurement Date...................................................................10
         Section 4.3         [Reserved].........................................................................10
         Section 4.4         Special Tax Allocations............................................................10
         Section 4.5         Curative Allocations...............................................................14
         Section 4.6         [Reserved].........................................................................14
         Section 4.7         Other Allocation Rules.............................................................15
         Section 4.8         Tax Allocations; Code Section 704(c)...............................................15
         Section 4.9         Order of Allocations...............................................................16


ARTICLE V             DISTRIBUTIONS; WITHDRAWALS................................................................17

         Section 5.1         Distributions......................................................................17
         Section 5.2         More than One Garnet Preferred Member or Garnet Common Member......................18
         Section 5.3         Amounts Withheld...................................................................18
         Section 5.4         [Reserved].........................................................................18
         Section 5.5         [Reserved].........................................................................18
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ARTICLE VI            MANAGEMENT................................................................................19

         Section 6.1         Management of Garnet...............................................................19
         Section 6.2         Right to Rely on the Managing Member...............................................22
         Section 6.3         Decisions Requiring Unanimous Member Consent.......................................22
         Section 6.4         Consents of the Garnet Preferred Member............................................28
         Section 6.5         Duties and Obligations of the Managing Member......................................28
         Section 6.6         Compensation and Expenses..........................................................30
         Section 6.7         Demand on EPED B Demand Loans and Garnet Demand Loans Held by Garnet,
                             Amethyst and their Subsidiaries....................................................30
         Section 6.8         Execution of other Transaction Documents; Matters Relating to Amethyst.............31
         Section 6.9         Determination of Interest Rate on EPED B Demand Loans..............................31
         Section 6.10        Certain Assets.....................................................................32
         Section 6.11        Covenant of the Managing Member....................................................32
         Section 6.12        Certain Covenants Relating to the Separateness of Garnet...........................32


ARTICLE VII           ROLE OF NON-MANAGING MEMBERS..............................................................35

         Section 7.1         Rights or Powers...................................................................35
         Section 7.2         Voting Rights......................................................................35
         Section 7.3         Procedure for Consent..............................................................35
         Section 7.4         Special Rights of the Garnet Preferred Member......................................35


ARTICLE VIII          ACCOUNTING; BOOKS AND RECORDS.............................................................35

         Section 8.1         Accounting; Books and Records......................................................35
         Section 8.2         Reports............................................................................37
         Section 8.3         Tax Matters........................................................................38
         Section 8.4         Proprietary Information............................................................39


ARTICLE IX            AMENDMENTS; MEETINGS......................................................................40

         Section 9.1         Amendments.........................................................................40
         Section 9.2         Meetings of the Members............................................................40
         Section 9.3         Unanimous Consent..................................................................41


ARTICLE X             TRANSFERS OF INTERESTS....................................................................41

         Section 10.1        Restriction on Dispositions of Interests...........................................41
         Section 10.2        Prohibited Dispositions............................................................42


ARTICLE XI            GARNET ASSET REMEDY; EXTENSION PERIOD.....................................................42

         Section 11.1        [Reserved].........................................................................42
         Section 11.2        [Reserved].........................................................................42
         Section 11.3        Garnet Asset Remedy................................................................42
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         Section 11.4        Asset Sales........................................................................43
         Section 11.5        Extension Period...................................................................44


ARTICLE XII           DISSOLUTION AND WINDING UP................................................................45

         Section 12.1        Liquidating Events.................................................................45
         Section 12.2        Winding Up.........................................................................45
         Section 12.3        Restoration of Deficit Capital Accounts; Compliance With Timing
                             Requirements of Regulations........................................................46
         Section 12.4        Deemed Distribution and Recontribution.............................................47
         Section 12.5        Rights of Members..................................................................47
         Section 12.6        Notice of Dissolution..............................................................47
         Section 12.7        Character of Liquidating Distributions.............................................47
         Section 12.8        The Liquidator.....................................................................47
         Section 12.9        Form of Liquidating Distributions..................................................48
         Section 12.10       Liquidation Notice.................................................................48


ARTICLE XIII          MISCELLANEOUS.............................................................................49

         Section 13.1        Amendments.........................................................................49
         Section 13.2        Notices............................................................................49
         Section 13.3        No Waiver; Cumulative Remedies.....................................................50
         Section 13.4        Waiver of Jury Trial...............................................................50
         Section 13.5        Counterparts.......................................................................50
         Section 13.6        Survival of Representations, Warranties and Indemnities; Entire Agreement..........50
         Section 13.7        Severability.......................................................................51
         Section 13.8        Construction.......................................................................51
         Section 13.9        [Reserved].........................................................................51
         Section 13.10       Governing Law......................................................................51
         Section 13.11       Waiver of Action for Partition.....................................................51
         Section 13.12       Consent to Jurisdiction............................................................51
         Section 13.13       Specific Performance...............................................................52
         Section 13.14       [Reserved].........................................................................52
         Section 13.15       Acknowledgement and Consent to Collateral Agreement................................52
         Section 13.16       Effectiveness......................................................................52
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                                    SCHEDULES

         Schedule 3.2(a)        Members and Capital Accounts
         Schedule 3.2(b)        Specified Garnet Assets
         Schedule 6.3(w)(i)     Budget Parameters
         Schedule 13.2          Notice Information

                                    EXHIBITS

         Exhibit A:             Form of Membership Interest



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                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          GARNET POWER HOLDINGS, L.L.C.

                  SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "GARNET LLC AGREEMENT") of GARNET POWER HOLDINGS, L.L.C. ("GARNET"), dated as of April 24, 2002, among GARNET, EPED B Company, an exempted company incorporated in the Cayman Islands ("EPED B"), and Citrine FC Company, an exempted company incorporated in the Cayman Islands ("CITRINE").

                             PRELIMINARY STATEMENTS

         Garnet was formed as a limited liability company under and pursuant to the provisions of the LLC Act, with EPED B as the initial member of Garnet, pursuant to the filing of the Garnet Certificate of Formation on September 6, 2001 and the execution of the Limited Liability Company Agreement of Garnet Power Holdings, L.L.C. dated as of September 6, 2001 (the "ORIGINAL GARNET LLC AGREEMENT"), as amended and restated by that certain Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2001 (the "EXISTING GARNET LLC AGREEMENT").

         On the Closing Date, (i) Citrine was admitted to Garnet as the sole Garnet Preferred Member, (ii) Citrine made a Cash Capital Contribution in the amount of $295,000,000 to Garnet, (iii) EPED B was converted to and admitted as the sole Garnet Common Member and the Managing Member of Garnet, (iv) EPED B made a Capital Contribution to Garnet of certain Brazilian power projects, (v) Garnet made a Capital Contribution to Diamond Power Ventures, L.L.C. ("DIAMOND") of Cash in the amount of $280,782,709.63 and of certain Brazilian power projects and (vi) Garnet made a Capital Contribution of certain Brazilian power projects to Amethyst Power Holdings, L.L.C. ("AMETHYST"), thereby increasing the value of its investment represented by the Amethyst Interest.

         The parties hereto have agreed to enter into this Garnet LLC Agreement to further amend and restate the Existing Garnet LLC Agreement effective on and as of the Effective Date in accordance with Section 13.16.

                                    ARTICLE I

                      FORMATION AND CONTINUATION OF GARNET

         Section 1.1 Formation and Continuation of Garnet. Garnet was formed as a limited liability company under the LLC Act by the filing of the Garnet Certificate of Formation on September 6, 2001, with the Secretary of State. The parties hereto agree to continue Garnet as a limited liability company. The Members agree that the Existing Garnet LLC Agreement is hereby amended and restated in its entirety as set forth in, and is hereby superseded in its entirety by, this Garnet LLC Agreement effective as of the Effective Date.





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                                                            Garnet LLC Agreement

         Section 1.2 Name. The name of Garnet shall continue to be "Garnet Power Holdings, L.L.C.", and all business of Garnet shall continue to be conducted in such name or, in the discretion of the Managing Member, under any other name; provided, however, that (a) in no event shall the name of Garnet include (i) the name of the Garnet Preferred Member, (ii) to the extent that the Managing Member shall have actual knowledge thereof, the name of any Affiliate of the Garnet Preferred Member, (iii) the name of the Class A Shareholder or (iv) any abbreviation of any name described in clause (i), (ii) or (iii), and (b) the Managing Member may change the name of Garnet only upon executing and filing an amendment to the Garnet Certificate of Formation.

         Section 1.3 Business of Garnet. The purposes of Garnet are limited to
(i) engaging in the business of owning investments in Garnet Permitted Assets, managing, protecting and conserving such investments in Garnet Permitted Assets, and making additional investments in Garnet Permitted Assets, (ii) entering into, and performing its obligations under and consummating the transactions contemplated by, the Transaction Documents and Amethyst Financing Documents to which Garnet is a party, (iii) engaging in such additional business endeavors as are permitted under this Garnet LLC Agreement and (iv) engaging in activities related or incidental to the foregoing. Garnet, and the Managing Member on behalf of Garnet, may enter into and perform Garnet's obligations under the Transaction Documents which Garnet is a party and, subject to Sections 6.3 and 7.4, all documents, agreements, certificates and financing statements required to be entered into in order to consummate the transactions contemplated thereby, all without further act, vote or approval of any Person. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Managing Member to enter into other agreements or documents on behalf of Garnet in accordance with the terms of this Garnet LLC Agreement and the other Transaction Documents to which Garnet is a party, and the Managing Member is hereby directed by the Members to enter into on behalf of Garnet, the Transaction Documents and Amethyst Financing Documents to which Garnet is or is to be a party and which have not previously been entered into by or on behalf of Garnet. The Managing Member shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of Garnet set forth in this Section 1.3 and shall have, without limitation, any and all powers that may be exercised on behalf of Garnet by the Managing Member pursuant to Article VI.

         Section 1.4 Location of Principal Place of Business; Registered Office. The principal place of business of Garnet shall be at c/o El Paso, Av. Pasteur, 154, Botafogo, Rio de Janeiro, Brazil. The registered office of Garnet in the State of Delaware is located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention: Corporate Trust Administration.

         Section 1.5 Filings; Registered Agent.

         (a) Filings. The Managing Member shall take any and all other actions necessary to perfect and maintain the status of Garnet as a limited liability company under the laws of the State of Delaware, including the preparation, execution and filing of amendments to the Garnet Certificate of Formation and such other certificates, documents and instruments as may be required by law. In addition, the Managing Member in its sole discretion may register or qualify Garnet as a limited liability company in any jurisdiction outside the United States, including each






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other jurisdiction in which registration or qualification is necessary or appropriate because the properties or activities of Garnet are located in that jurisdiction; provided, however, that (i) Garnet shall not maintain a place of business in any jurisdiction in the United States, (ii) the Managing Member shall not cause any of the properties or activities of Garnet (whether directly or indirectly through Project Companies or otherwise) to be located in any jurisdiction in the United States, (iii) the Managing Member shall notify the Garnet Preferred Member if, following reasonable investigation (which the Managing Member shall be obligated to undertake), the Managing Member knows or reasonably should know that, solely as a result of Garnet doing business in any other such jurisdiction, the Garnet Preferred Member would be required under the laws of such jurisdiction to qualify to do business in such jurisdiction and
(iv) Garnet shall not conduct business in any jurisdiction other than Brazil wherein the conduct by Garnet of business in such jurisdiction would reasonably be expected to subject the Garnet Preferred Member to any tax, penalty, liability or cost except to the extent that (x) such tax, penalty, liability or cost results from the activities of the Garnet Preferred Member in such jurisdiction (other than those activities in connection with the transactions contemplated hereby) or (y) the Garnet Preferred Member is indemnified (or would have been indemnified if it had complied with the provisions of the Transaction Documents applicable to it) for such tax, penalty, liability or cost under
Section 5.5 or 6.1(a) of the Participation Agreement or under any other provision of this Garnet LLC Agreement or any other Transaction Document and such tax, penalty, liability or cost is not a criminal penalty or liability.

         (b) Delivery of Certificates, etc. in Connection With Qualification of Garnet. At the request of the Managing Member, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Garnet LLC Agreement that are necessary or appropriate to form, qualify, continue and terminate Garnet as a limited liability company under the laws of the State of Delaware and to qualify, continue and terminate Garnet as a foreign limited liability company in all other jurisdictions in which Garnet may so qualify, all to the extent contemplated and required by this Garnet LLC Agreement.

         (c) Registered Agent. The registered agent for service of process on Garnet in the State of Delaware shall be Wilmington Trust Company, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention:
Corporate Trust Administration or any successor as appointed by the Managing Member in accordance with the LLC Act.

         (d) Dissolution. Upon the dissolution and completion of the winding up and liquidation of Garnet, the Liquidator, as an authorized person within the meaning of the LLC Act, shall promptly execute and cause to be filed statements of intent to dissolve and certificates of cancellation in accordance with the LLC Act and the laws of any other states or jurisdictions in which the Liquidator deems such filing necessary or advisable.

         Section 1.6 Term. The term of Garnet commenced on the date the certificate of formation described in Section 18-201 of the LLC Act (as amended from time to time, the "GARNET CERTIFICATE OF FORMATION") was filed in the office of the Secretary of State in accordance with the LLC Act and shall continue until the winding up and liquidation of Garnet and the completion of its business following a Liquidating Event as provided in Article XII.




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         Section 1.7 Title to Garnet Property. All Garnet Property shall be owned by Garnet as an entity, and no Member shall have any ownership interest in such property in individual name or right. Each Member's interest in Garnet shall be personal property for all purposes. Garnet shall hold all of its property in the name of Garnet and not in the name of any Member.

         Section 1.8 Payments of Individual Obligations. Garnet's credit and assets shall be used solely for the benefit of Garnet, and no asset of Garnet shall be transferred or encumbered for or in payment of any individual obligation of any Member.

                                   ARTICLE II

                                   DEFINITIONS

         Section 2.1 Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Garnet LLC Agreement (including the Preliminary Statements and the Schedules and Exhibits hereto) shall have the meanings set forth in Section 1.01 of Annex A to the Amended and Restated Participation Agreement dated as of the Signing Date (as amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions thereof and any other Transaction Document applicable thereto, the "PARTICIPATION AGREEMENT"), among El Paso, EPED Holding, EPED B, Investor, the Co-Issuer, Jewel, Topaz, Emerald, Citrine, Garnet, Diamond, Diamond Holdings, Amethyst, Aquamarine, Peridot, the Share Trust, the Management Company (each, as defined therein), Wilmington Trust Company and The Bank of New York.

         Section 2.2 Rules of Construction. This Garnet LLC Agreement and the definitions referred to in Section 2.1 shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A to the Participation Agreement.

                                   ARTICLE III

                           INTERESTS; MEMBERS; CAPITAL
                      CONTRIBUTIONS; ADDITIONAL AGREEMENTS

         Section 3.1 Interests. There shall be two classes of Garnet Interests: a Garnet Preferred Member Interest and a Garnet Common Member Interest. Certificates in the form attached as Exhibit A hereto (each, a "GARNET CERTIFICATE OF INTEREST") shall be issued to each of the Garnet Preferred Member and the Garnet Common Member to evidence their respective Garnet Interests herein. Each of the parties hereto hereby acknowledges and agrees that the Garnet Interests shall constitute "securities" governed by Article 8 of the Uniform Commercial Code as in effect in any applicable jurisdiction. The holder of the Garnet Preferred Member Interest shall have all of the rights and obligations provided to the Garnet Preferred Member under this Garnet LLC Agreement and the LLC Act and the holder of the Garnet Common Member Interest shall have all of the rights and obligations provided to the Garnet Common Member under this Garnet LLC Agreement and the LLC Act.




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         Section 3.2 Garnet Preferred Member and Garnet Common Member.

         (a) Garnet Preferred Member. On and as of the Closing Date, Citrine, as Garnet Preferred Member, made a Capital Contribution to Garnet in Cash in the amount of $295,000,000, and after giving effect to such Capital Contribution and the other transactions effected on and as of the Closing Date, (i) the name and address of the Garnet Preferred Member and the Capital Account balance of the Garnet Preferred Member was reflected in the books and records of Garnet as set forth in Schedule 3.2(a) hereto, and (ii) the Managing Member executed on behalf of Garnet a Garnet Certificate of Interest in the name of the Garnet Preferred Member representing its Garnet Preferred Member Interest.

         (b) Garnet Common Member. On and as of the Closing Date, EPED B's interest in Garnet under the Original Garnet LLC Agreement was converted into a Garnet Common Member Interest, and EPED B, as the Garnet Common Member, made Capital Contributions to Garnet of (x) the Specified Garnet Assets identified on
Schedule 3.2(b) hereto and (y) the Specified Diamond Assets indicated on
Schedule 3.2(b) to the Diamond LLC Agreement as being contributed on the Closing Date. After giving effect to such Capital Contributions and the other transactions effected on and as of the Closing Date, (i) the name and address of the Garnet Common Member and the Capital Account balance of the Garnet Common Member on and as of the Closing Date was reflected in the books and records of Garnet as set forth in Schedule 3.2(a) hereto, and (ii) the Managing Member executed on behalf of Garnet a Garnet Certificate of Interest in the name of the Garnet Common Member representing its Garnet Common Member Interest.

         Section 3.3 Additional Capital Contributions.

         (a) Capital Contributions by Garnet Common Member. The Garnet Common Member shall be permitted (and, in the case of clauses (ii) and (iii), deemed) to make the following additional Capital Contributions to Garnet:

                  (i) Capital Contributions of Garnet Permitted Assets. The Garnet Common Member may at any time (x) contribute to Garnet Cash, Financial Investments (other than Financial Investments of the type described in clause (g) of the definition thereof), EPED B Demand Loans and the Specified Diamond Assets indicated on Schedule 3.2(b) to the Diamond LLC Agreement as not being contributed on the Closing Date and
         (y) subject to Section 6.3(b), contribute to Garnet additional Garnet Permitted Assets.

                  (ii) Deemed Capital Contributions of External Proceeds. The Garnet Common Member shall be deemed to have made on any date that External Proceeds (without duplication) are distributed under Section
         5.05 of the Indenture and/or Section 5.05 of the New Indenture, a Capital Contribution to Garnet in an amount equal to the Diamond External Amount, the Garnet Common Member's Capital Account shall be increased by the amount of such deemed Capital Contribution and such deemed Capital Contribution shall be deemed to be contributed by Garnet to Diamond in respect of its Diamond Class B Member Interest pursuant to Section 3.3(a)(ii) of the Diamond LLC Agreement.





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                  (iii) Deemed Capital Contributions of Contingent Remarketing
         Proceeds. Any Contingent Remarketing Proceeds that are paid to Diamond under the Indenture shall be deemed to have been paid to Garnet as a Capital Contribution by the Garnet Common Member, the Garnet Common Member's Capital Account shall be increased by the amount of such deemed Capital Contribution and such deemed Capital Contribution of Contingent Remarketing Proceeds shall be deemed to be contributed by Garnet to Diamond in respect of its Diamond Class B Member Interest pursuant to Section 3.3(a)(iii) of the Diamond LLC Agreement.

                  (iv) [Reserved].

                  (v) Required Capital Contribution by the Garnet Common Member.
         (1) On the Extension Period Commencement Date, the Garnet Common Member shall make a Capital Contribution to Garnet of an amount equal to the excess (if any) of (A) the sum of (i) the aggregate Fair Market Value (as set forth on Schedule 3.2(b) to the Diamond LLC Agreement) of the Specified Diamond Assets indicated on Schedule 3.2(b) to the Diamond LLC Agreement as not being contributed on the Closing Date and (ii) the excess (if any) of (x) the aggregate amount of Distributions that have been made to the Garnet Common Member pursuant to Section 5.1(e) on or prior to the Extension Period Commencement Date over (y) the excess (if any) of (I) cumulative Garnet Net Income, Net Garnet Capital Gain and items of income and gain allocated to the Garnet Common Member for the current and all prior Allocation Periods pursuant to Sections 4.1 and
         4.4 over (II) cumulative Garnet Net Losses, Net Garnet Capital Loss and items of deduction and loss allocated to the Garnet Common Member for the current and all prior Allocation Periods pursuant to Sections 4.1 and 4.4 over (B) the aggregate amount of Capital Contributions to Garnet made after the Closing Date but prior to the Extension Period Commencement Date by the Garnet Common Member pursuant to (x) Section 3.3(a)(i) to the extent that the Garnet Common Member was not required to make such Capital Contribution pursuant to the terms hereof and (y) clause (2) of this Section 3.3(a)(v).

                  (2) If a Note Trigger Event or a Shareholder Trigger Event occurs prior to the Extension Period Commencement Date then, on the applicable Asset Remedy Standstill Expiration Date, the Garnet Common Member shall make a Capital Contribution to Garnet of an amount equal to the excess (if any) of (A) the aggregate Fair Market Value (as set forth on Schedule 3.2(b) to the Diamond LLC Agreement) of the Specified Diamond Assets indicated on Schedule 3.2(b) to the Diamond LLC Agreement as not being contributed on the Closing Date over (B) the aggregate amount of all Capital Contributions to Garnet made by the Garnet Common Member after the Closing Date but prior to the Asset Remedy Standstill Expiration Date pursuant to Section 3.3(a)(i) to the extent that the Garnet Common Member was not required to make such Capital Contributions pursuant to the terms hereof.

                  (3) If proceeds of (x) an Asset Remedy, (y) asset sales or asset realizations in connection with an acceleration of the New Notes as a result of a New Indenture Event of Default and the enforcement of, or levy on, any judgment obtained in connection therewith or (z) an Asset Disposition are distributed to the New Noteholders pursuant to
         Section 5.05 of the New Indenture, then the Garnet Common Member shall make a






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         Capital Contribution to Garnet no later than the earlier of (A) 12:00 noon New York City time on the tenth Business Day following the repayment in full of the New Notes and (B) the occurrence of an "Event of Default" described in Section 7.1(e) of the El Paso Credit Facility Agreement with respect to El Paso (and regardless of whether notice is given to the Class B Member), in an amount equal to the aggregate amount of such proceeds distributed to the New Noteholders from time to time pursuant to the New Indenture.

         (b) [Reserved].

         (c) Capital Contributions by Garnet Preferred Member. The Garnet Preferred Member may at any time (x) contribute to Garnet Cash, Financial Investments (other than Financial Investments of the type described in clause
(g) of the definition thereof) and EPED B Demand Loans and (y) subject to
Section 6.3(b), contribute to Garnet additional Garnet Permitted Assets.

         (d) Manner of Payment; Interest on Overdue Payments. Payments under this Section 3.3 will be made on the due date for value on that date, in Dollars and immediately available funds. If the Garnet Common Member defaults in the performance of any payment obligation under Section 3.3(a)(v), it will be required to pay interest (before as well as after judgment) on the overdue amount to Garnet on demand in the same currency and funds as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at a rate per annum equal to the Alternate Base Rate plus 2% per annum. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

         Section 3.4 Additional Agreements Among Members.

         (a) Return of Capital Contributions. Except as otherwise provided in
Article V or Article XII or in the LLC Act, no Member shall be entitled to demand or receive a return of its Capital Contributions or withdraw its capital from Garnet without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than Cash except as specifically provided in this Garnet LLC Agreement.

         (b) Return on Capital. No Member shall receive any interest or return with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Garnet LLC Agreement.

         (c) Obligations of Garnet. No Member (including the Managing Member) shall be liable for the debts, liabilities, contracts or any other Obligations of Garnet. Except as otherwise required by mandatory provisions of Applicable Law or the provisions of this Article III and Section 12.3, a Member shall not be required to lend any funds to Garnet or to make any additional Capital Contributions to Garnet. No Member shall have personal liability for the repayment of any Capital Contributions of the other Members.

         (d) Other Investments. Subject, in the case of the Managing Member, to Sections 6.5(d) and 6.5(e), each Member acknowledges that the other Members and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one






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                                                            Garnet LLC Agreement


or more of which may be related to the activities or businesses of Garnet, without having or incurring any obligation to offer any interest in such activities or businesses to Garnet or any Member, and neither this Garnet LLC Agreement nor any activity undertaken pursuant to this Garnet LLC Agreement shall prevent any Member or its Affiliates from engaging in such activities, or require any Member to permit Garnet or any Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Garnet LLC Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. Each Member acknowledges that certain conflicts of interest may thus arise and hereby agrees that the specific rights with respect to the Members' and their Affiliates' freedom of action provided in this Section 3.4(d), together with the other provisions of this Garnet LLC Agreement, are sufficient to protect their respective interests in relation to such possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

                                   ARTICLE IV

                      ALLOCATION OF NET INCOME AND NET LOSS

         Section 4.1 Allocation of Garnet Net Income and Garnet Net Losses. The Members agree to treat Garnet as a partnership and the Garnet Members as partners thereof for U.S. federal income tax purposes and shall file all tax returns accordingly. Except as otherwise provided in this Article IV, Garnet Net Income or Garnet Net Losses, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Allocation Period ending prior to the earlier of (x) the day immediately following a Garnet Mark-to-Market Measurement Date and (y) the Extension Period Termination Date, shall be allocated to the Garnet Members as follows:

         (a) Garnet Net Income. Garnet Net Income shall be allocated in the following order and priority:

                  (i) First, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Common Member pursuant to Section 4.1(b)(v) for all prior Allocation Periods, over
         (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to this Section 4.1(a)(i) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to
         Section 4.4(c)(iv) for the current and all prior Allocation Periods;

                  (ii) Second, 100% to the Garnet Preferred Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Preferred Member pursuant to Section 4.1(b)(iv) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Preferred Member pursuant to this Section 4.1(a)(ii) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Preferred Member pursuant to Section 4.4(c)(v) for the current and all prior Allocation Periods;




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                                                            Garnet LLC Agreement


                  (iii) Third, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Common Member pursuant to Section 4.1(b)(iii) for all prior Allocation Periods, over
         (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to this Section 4.1(a)(iii) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to Section 4.4(c)(vi) for the current and all prior Allocation Periods;

                  (iv) Fourth, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative amount of Net Garnet Capital Loss allocated to the Garnet Common Member pursuant to Section 4.4(b)(v) for the current and all prior Allocation Periods, over (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to this Section 4.1(a)(iv) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to
         Section 4.4(c)(i) for the current and all prior Allocation Periods;

                  (v) Fifth, 100% to the Garnet Preferred Member in an amount equal to the excess, if any, of (x) the cumulative amount of Net Garnet Capital Loss allocated to the Garnet Preferred Member pursuant to
         Section 4.4(b)(iv) for the current and all prior Allocation Periods, over (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Preferred Member pursuant to this Section 4.1(a)(v) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Preferred Member pursuant to Section 4.4(c)(ii) for the current and all prior Allocation Periods;

                  (vi) Sixth, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative amount of Net Garnet Capital Loss allocated to the Garnet Common Member pursuant to Section 4.4(b)(iii) for the current and all prior Allocation Periods, over (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to this Section 4.1(a)(vi) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to
         Section 4.4(c)(iii) for the current and all prior Allocation Periods;
         and

                  (vii) Seventh, 5% to the Garnet Preferred Member and 95% to the Garnet Common Member of the remainder, if any.

         (b) Garnet Net Losses. Garnet Net Losses shall be allocated in the following order and priority:

                  (i) First, 5% to the Garnet Preferred Member and 95% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Members pursuant to Section 4.1(a)(vii) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Members





                                       9
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                                                            Garnet LLC Agreement


         pursuant to this Section 4.1(b)(i) for all prior Allocation Periods and
         (II) the cumulative Net Garnet Capital Loss allocated to the Garnet Members pursuant to Section 4.4(b)(ii) for the current and all prior Allocation Periods;

                  (ii) Second, 90% to the Garnet Preferred Member and 10% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Net Garnet Capital Gain allocated to the Garnet Members pursuant to Section 4.4(c)(vii) for the current and prior Allocation Periods, over (y) the sum of (I) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Members pursuant to this Section 4.1(b)(ii) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Loss allocated to the Garnet Members pursuant to Section 4.4(b)(i) for the current and all prior Allocation Periods;

                  (iii) Third, 100% to the Garnet Common Member until its positive Capital Account balance equals zero;

                  (iv) Fourth, 100% to the Garnet Preferred Member until (x) the sum of (I) the cumulative amount of Garnet Net Losses and items of deduction and loss allocated pursuant to this Section 4.1(b)(iv) in the current and all prior Allocation Periods and (II) the cumulative amount of Net Garnet Capital Loss allocated pursuant to Section 4.4(b)(iv) in the current and all prior Allocation Periods exceeds (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Preferred Member pursuant to Section 4.1(a)(vii) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Preferred Member pursuant to Section 4.4(c)(vii) for the current and all prior Allocation Periods, by $15 million; and

                  (v) Fifth, 100% of the remainder, if any, to the Garnet Common Member.

         Section 4.2 Allocations After the Extension Period or the Garnet Mark-to-Market Measurement Date. If no Garnet Liquidating Event shall have occurred, then for each Allocation Period ending on or after the earlier of (a) the day immediately following a Garnet Mark-to-Market Measurement Date and (b) the Extension Period Termination Date, Garnet Net Income or Garnet Net Loss, as the case may be, and each item of income, gain, loss or deduction shall be allocated 100% to the Garnet Common Member, except as provided in the Garnet Regulatory Allocations.

         Section 4.3 [Reserved].

         Section 4.4 Special Tax Allocations.

         (a) Items Relating to Garnet Extraordinary Liabilities.

                  (i) Items of deduction in an amount equal to Extraordinary Liabilities incurred by Garnet in any Allocation Period (including Garnet's allocable share of any Extraordinary Liabilities incurred by Diamond) shall be allocated 100% to the Garnet Common Member.




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                                                            Garnet LLC Agreement


                  (ii) Items of Gross Income in an amount equal to the Expense Recoveries realized by Garnet (including Garnet's allocable share of any Expense Recoveries realized by Diamond) or any Garnet Project Company in any Allocation Period shall be allocated 100% to the Garnet Common Member in such Allocation Period.

         (b) Net Garnet Capital Loss. All items of Net Garnet Capital Loss that are recognized by Garnet or allocated to Garnet in any Allocation Period shall be specially allocated in the following order and priority:

                  (i) First, 90% to the Garnet Preferred Member and 10% to the Garnet Common Member to the extent of the excess, if any, of (x) the cumulative Net Garnet Capital Gain allocated to the Garnet Members pursuant to Section 4.4(c)(vii) for all prior Allocation Periods, over
         (y) the sum of (I) the cumulative Net Garnet Capital Loss allocated pursuant to this Section 4.4(b)(i) for all prior Allocation Periods and
         (II) the cumulative Garnet Net Losses allocated pursuant to Section 4.1(b)(ii) for all prior Allocations Periods;

                  (ii) Second, 5% to the Garnet Preferred Member and 95% to the Garnet Common Member to the extent of the excess, if any, of (x) the cumulative Garnet Net Income allocated to the Garnet Members pursuant to Section 4.1(a)(vii) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Net Garnet Capital Loss allocated to the Garnet Members pursuant to this Section 4.4(b)(ii) for all prior Allocation Periods and (II) the cumulative Garnet Net Losses allocated to the Garnet Members pursuant to Section 4.1(b)(i) for all prior Allocation Periods;

                  (iii) Third, 100% to the Garnet Common Member until its positive Capital Account balance equals zero;

                  (iv) Fourth, 100% to the Garnet Preferred Member until (x) the sum of (I) the cumulative amount of Net Garnet Capital Loss allocated pursuant to this Section 4.4(b)(iv) for the current and all prior Allocation Periods and (II) the cumulative amount of Garnet Net Losses and items of deduction and loss allocated pursuant to Section 4.1(b)(iv) in all prior Allocation Periods exceeds (y) the sum of (I) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Preferred Member pursuant to Section 4.1(a)(vii) for all prior Allocation Periods and (II) the cumulative Net Garnet Capital Gain allocated to the Garnet Preferred Member pursuant to Section 4.4(c)(vii) for all prior Allocation Periods, by $15 million; and

                  (v) Fifth, 100% of the remainder, if any, to the Garnet Common Member.

         (c) Net Garnet Capital Gain. All items of Net Garnet Capital Gain that are recognized by Garnet or allocated to Garnet in any Allocation Period shall be specially allocated in the following order and priority:

                  (i) First, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Net Garnet Capital Loss allocated to the Garnet Common Member pursuant to Section 4.4(b)(v) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Net Garnet Capital Gain allocated to the Garnet






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                                                            Garnet LLC Agreement


         Common Member pursuant to this Section 4.4(c)(i) for all prior Allocation Periods and (II) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to
         Section 4.1(a)(iv) for all prior Allocation Periods;

                  (ii) Second, 100% to the Garnet Preferred Member in an amount equal to the excess, if any, of (x) the cumulative Net Garnet Capital Loss allocated to the Garnet Preferred Member pursuant to Section 4.4(b)(iv) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Net Garnet Capital Gain allocated to the Garnet Preferred Member pursuant to this Section 4.4(c)(ii) for all prior Allocation Periods and (II) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Preferred Member pursuant to
         Section 4.1(a)(v) for all prior Allocation Periods;

                  (iii) Third, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Net Garnet Capital Loss allocated to the Garnet Common Member pursuant to Section 4.4(b)(iii) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to this Section 4.4(c)(iii) for all prior Allocation Periods and (II) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to Section 4.1(a)(vi) for all prior Allocation Periods;

                  (iv) Fourth, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Common Member pursuant to Section 4.1(b)(v) for all prior Allocation Periods, over
         (y) the sum of (I) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to this Section 4.4(c)(iv) for all prior Allocation Periods and (II) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to Section 4.1(a)(i) for all prior Allocation Periods;

                  (v) Fifth, 100% to the Garnet Preferred Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Preferred Member pursuant to Section 4.1(b)(iv) for all prior Allocation Periods, over (y) the sum of (I) the cumulative Net Garnet Capital Gain allocated to the Garnet Preferred Member pursuant to this Section 4.4(c)(v) for all prior Allocation Periods and (II) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Preferred Member pursuant to Section 4.1(a)(ii) for all prior Allocation Periods;

                  (vi) Sixth, 100% to the Garnet Common Member in an amount equal to the excess, if any, of (x) the cumulative Garnet Net Losses and items of deduction and loss allocated to the Garnet Common Member pursuant to Section 4.1(b)(iii) for all prior Allocation Periods, over
         (y) the sum of (I) the cumulative Net Garnet Capital Gain allocated to the Garnet Common Member pursuant to this Section 4.4(c)(vi) for all prior Allocation Periods and (II) the cumulative Garnet Net Income and items of income and gain allocated to the Garnet Common Member pursuant to Section 4.1(a)(iii) for all prior Allocation Periods; and




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


                                                            Garnet LLC Agreement


                  (vii) Seventh, the remainder, if any, 90% to the Garnet Preferred Member and 10% to the Garnet Common Member.

         (d) Minimum Gain Chargeback/Member Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation
Section 1.704-2(d)) for an Allocation Period with respect to Garnet, then there shall be allocated to each Garnet Member items of income and gain of Garnet for that Allocation Period (and if necessary subsequent Allocation Periods) equal to that Garnet Member's share of the net decrease in partnership minimum gain (within the meaning of Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulation Section 1.704-2(f)(2) and (3), and to any exceptions provided by the Commissioner of the Internal Revenue Service pursuant to Regulation Section 1.704-2(f)(5), provided, that if Garnet has any discretion as to an exception provided pursuant to Regulation Section 1.704-2(f)(5), the Tax Matters Member may exercise reasonable discretion on behalf of Garnet, which discretion shall be exercised in good faith so as not to prejudice the interests of any Garnet Member. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

         If during an Allocation Period there is a net decrease in "partner nonrecourse debt minimum gain" (as determined in accordance with Regulation
Section 1.704-2(i)(3)) with respect to Garnet, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Garnet Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulation Section 1.704-2(i)(5)) as of the beginning of the Allocation Period shall, subject to the exceptions set forth in Regulation Section 1.704-2(i)(4), be allocated items of income and gain of such Allocation Period for the Allocation Period (and, if necessary, for subsequent Allocation Periods) equal to that Garnet Member's share of the net decrease in the partner nonrecourse minimum gain. The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

         (e) Qualified Income Offset. If during any Allocation Period a Garnet Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in such Garnet Member's Adjusted Garnet Capital Account, then there shall be allocated to such Member items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain of Garnet for such Allocation Period) in an amount and manner sufficient to eliminate such deficit as quickly as possible; provided, that an allocation pursuant to this Section 4.4(e) shall be made only if and to the extent that the Garnet Preferred Member would have a deficit balance in its Adjusted Garnet Capital Account after all other allocations provided for in this
Article IV have been tentatively made as if this Section 4.4(e) were not in this Garnet LLC Agreement. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

         (f) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Article IV, losses, deductions, or expenditures subject to Code
Section 705(a)(2)(B) that are attributable to a particular partner nonrecourse liability shall be allocated to the Garnet Member

                                                            Garnet LLC Agreement


that bears the economic risk of loss for the liability in accordance with the rules of Regulation Section 1.704-2(i).

         (g) Nonrecourse Deductions. Nonrecourse deductions, within the meaning of Regulation Sections 1.704-2(b)(1) and 1.704-2(c) shall be allocated 100% to the Garnet Common Member.

         (h) Section 754 Adjustments. To the extent Garnet Capital Accounts are required under Code Section 734(b), including by reason of Regulation Section 1.704-1(b)(2)(iv)(m)(2) or (4), to reflect the adjustment to the adjusted tax basis of an asset as a result of the distribution to the Garnet Preferred Member in complete liquidation of the Garnet Preferred Member Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment is an increase) or loss (if the adjustment is a decrease) that is allocated to the Garnet Members in accordance with their interests pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(2) or to the Member to whom such distribution was made pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) as applicable.

         (i) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by Garnet to a Member, other than pursuant to Code
Section 707(a)(2) ("ISSUANCE ITEMS") shall be allocated among the Garnet Members and other such allocations to be made under this Garnet LLC Agreement shall be adjusted so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Garnet LLC Agreement to the Garnet Preferred Member, shall be equal to the net amount that would have been allocated to such Member if the Issuance Items had not been realized.

         (j) Additional Financing Costs and Reimbursable Costs. Any Additional Financing Costs and any Reimbursable Costs paid by Garnet for any Allocation Period shall be allocated 100% to the Garnet Common Member.

         Section 4.5 Curative Allocations. The allocations set forth in Sections 4.4(d), 4.4(e), 4.4(f), 4.4(g), and 4.4(h) (the "GARNET REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Garnet Regulatory Allocations shall be offset either with other Garnet Regulatory Allocations or with allocations of other items of income, gain, loss or deduction of Garnet pursuant to this Section 4.5. Therefore, notwithstanding any other provision of this Article IV (other than the Garnet Regulatory Allocations), the Managing Member shall make such offsetting allocations of income, gain, loss or deduction of Garnet in whatever manner it determines to be appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Garnet Regulatory Allocations were not part of this Garnet LLC Agreement and all items of Garnet were allocated pursuant to this Article IV without regard to the Garnet Regulatory Allocations. In exercising its discretion under this Section 4.5, the Managing Member shall take into account future Garnet Regulatory Allocations under Section 4.4(e) that, although not yet made, are likely to offset other Garnet Regulatory Allocations previously made under Sections 4.4(f) and 4.4(g).

         Section 4.6 [Reserved].




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


                                                            Garnet LLC Agreement


         Section 4.7 Other Allocation Rules.

         (a) Garnet Net Income, Garnet Net Losses, Net Garnet Capital Gain, Net Garnet Capital Loss and any other items of income, gain, loss or deduction shall be allocated to the Garnet Members pursuant to this Article IV as of the last day of each Allocation Period; provided that Garnet Net Income, Garnet Net Losses, Net Garnet Capital Gain, Net Garnet Capital Loss and such other items shall also be allocated at such other times as the Garnet Gross Asset Values of Garnet Property are adjusted pursuant to clause (b) of the definition of Garnet Gross Asset Value.

         (b) The Garnet Members hereby agree to be bound by the provisions of this Article IV in reporting their shares of Garnet income and loss for income tax purposes, except to the extent otherwise required by law. The Garnet Members agree, for purposes of maintaining their Garnet Capital Accounts, to be bound by the allocations contained in this Article IV, notwithstanding any allocations for income tax purposes.

         (c) Solely for purposes of determining the Garnet Members' proportionate share of the "excess non recourse liabilities" of Garnet within the meaning of Regulation Section 1.752-3(a)(3), the Garnet Members' interests in profits of Garnet are as follows: 0% to the Garnet Preferred Member and 100% to the Garnet Common Member.

         (d) To the extent permitted by Regulation Section 1.704-2(h)(3), the Managing Member shall endeavor to treat distributions of Cash as having been made from the proceeds of a nonrecourse liability (within the meaning of Regulation Section 1.704-2(b)(3)) only to the extent that such distributions would cause or increase any deficit balance of the Garnet Preferred Member's Adjusted Garnet Capital Account.

         Section 4.8 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to Garnet shall, solely for tax purposes, be allocated among the Garnet Members so as to take account of any variation between the adjusted basis of such property to Garnet for federal income tax purposes and its Initial Gross Asset Value.

         In the event the Garnet Gross Asset Value of any asset of Garnet is adjusted pursuant to clause (b) or (d) of the definition of Garnet Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Garnet Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Garnet LLC Agreement; provided, that Garnet shall elect to apply any allocation method permitted by the Regulations under Code Section 704(c). In furtherance of the foregoing, Garnet shall use any reasonable method, in the discretion of the Managing Member, such that the amount of such tax items allocable to the Garnet Preferred Member hereunder for any Allocation Period shall be equal in the aggregate to the amount of book deductions allocable to the Garnet Preferred Member hereunder for such Allocation Period. Allocations pursuant to this Section 4.8

                                                            Garnet LLC Agreement


are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Garnet Member's Garnet Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Garnet LLC Agreement.

         Except as otherwise provided in this Garnet LLC Agreement, for federal, state and local income tax purposes, all items of income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated to the Garnet Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 4.1, 4.2 and 4.4.

         To the extent that allocations made pursuant to this Article IV for any Allocation Period ending prior to the commencement of the Extension Period, if any, include the allocation of an item of income or gain that is recaptured as ordinary income under Code Sections 1245, 1250 and 1254 and that is attributable to deductions taken prior to the Closing Date, such ordinary income shall be allocated to the Member to whom the deduction was allocated.

         Section 4.9 Order of Allocations. All allocations made pursuant to this
Article IV shall be made in the following order:

                  (i)    Section 4.4(a);

                  (ii)   Section 4.4(j);

                  (iii)  Section 4.2;

                  (iv)   Section 4.4(b);

                  (v)    Section 4.4(c);

                  (vi)   Section 4.4(d);

                  (vii)  Section 4.4(e);

                  (viii) Section 4.4(f);

                  (ix)   Section 4.4(g);

                  (x)    Section 4.4(i); and

                  (xi)   Section 4.1.

         Such provisions shall be applied as if all distributions and allocations were made at the end of the applicable Allocation Period. Where any provision depends on the balance of a Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the applicable Allocation Period. These allocations shall be made consistently with the requirements of Regulation Section 1.704-2(j).




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                                                            Garnet LLC Agreement


                                    ARTICLE V

                           DISTRIBUTIONS; WITHDRAWALS

         Section 5.1 Distributions.

         (a) Required Payments in Respect of Emerald Loan. On each date on which all or any portion of the principal amount of the Emerald Loan is due and payable by Emerald pursuant to Article VII of the Emerald Loan Agreement, and provided that Emerald does not have available funds with which to pay such principal amount of the Emerald Loan, Garnet shall Distribute to the Garnet Preferred Member on such date all Available Cash of Garnet in an amount not to exceed the lesser of (i) the amount then due and payable by Emerald to Topaz in respect of the principal of and interest on the Emerald Loan and (ii) the positive balance of the Garnet Preferred Member's Capital Account (after taking into account all allocations required to be made pursuant to Article IV as of such date).

         (b) Extension Period. On or before 10:00 a.m. (New York City time) on each Extension Period Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day), and provided that the Topaz Unrecovered Capital of the Topaz Minority Member is greater than zero, Garnet shall Distribute to the Garnet Preferred Member all Available Cash of Garnet, until the Garnet Preferred Member's Capital Account equals zero or, if earlier, until the Topaz Unrecovered Capital of the Topaz Minority Member is zero (after taking into account all allocations required to be made pursuant to Article IV and any Distributions required to be made pursuant to Section 5.1(a) as of such Extension Period Payment Date).

         (c) Distributions in Connection with Asset Dispositions. In connection with (A) the sale of or realization upon one or more assets pursuant to an exercise of the Garnet Asset Remedy in connection with a Specified Equity Event or (B) the consummation of an Asset Disposition, in each case prior to the Extension Period Commencement Date, Garnet shall pay to the Garnet Preferred Member, not later than 12:00 noon (New York City time) on the date of any such sale of assets(s) or realizations(s), as applicable, (or, if such sale or realization occurs after 11:00 a.m. (New York City time), not later than 12:00 noon on the next succeeding Business Day), Cash in an aggregate amount equal to the lesser of (1) the aggregate proceeds of such sale, realization or disposition, as applicable, and (2) the positive balance in the Garnet Preferred Member's Capital Account, in each case, as of such date after taking into account all allocations required to be made to the Garnet Preferred Member pursuant to Article IV as of such date; provided, that the payment by Garnet under this Section 5.1(c) of the proceeds of (A) any sale of or realization upon assets pursuant to an exercise of the Garnet Asset Remedy in connection with a Specified Equity Event after the repayment in full of all Outstanding Notes or
(B) the consummation of an Asset Disposition shall be subject to the right of the Garnet Preferred Member to elect not to receive all or a portion of such proceeds pursuant to Section 6.3(i).

         (d) Distributions in Cash. Except as permitted under Section 12.9, no Distribution shall be made to the Garnet Preferred Member other than in the form of Cash.

         (e) Distributions to Garnet Common Member. Prior to the Extension Period Commencement Date and except to the extent such Available Cash is required to be Distributed

                                                            Garnet LLC Agreement


as provided in Section 5.1(a), all Available Cash of Garnet (net of any such Available Cash representing proceeds of Permitted Financial Obligations of Project Companies) shall be Distributed to the Garnet Common Member on such dates as the Garnet Common Member shall direct.

         (f) No Other Distributions. Except as provided in this Section 5.1,
Section 5.3, and Section 12.2, no other Distributions shall be permitted other than any Distribution made with the consent of all the Members pursuant to
Section 6.3(i).

         Section 5.2 More than One Garnet Preferred Member or Garnet Common Member.

         (a) More than One Garnet Preferred Member. In the event that there is more than one Garnet Preferred Member, allocations to the Garnet Preferred Member pursuant to Article IV, Distributions to the Garnet Preferred Member and all other references in this Garnet LLC Agreement and the Transaction Documents referring to amounts shall be divided among the Garnet Preferred Members in proportion to their respective Garnet Preferred Percentages. All references in this Garnet LLC Agreement and the other Transaction Documents to the Garnet Preferred Member (or words of similar import) shall be deemed to refer to all of such Garnet Preferred Members, collectively.

         (b) More than One Garnet Common Member. In the event that there is more than one Garnet Common Member, allocations to the Garnet Common Member pursuant to Article IV, Distributions to the Garnet Common Member and all other references in this Garnet LLC Agreement and the other Transaction Documents referring to amounts shall be divided among the Garnet Common Members in proportion to their respective Garnet Common Percentages; provided, that all other references to the Garnet Common Member (or words of similar import) (including any provisions with respect to notices to or by the Garnet Common Member or management rights of the Garnet Common Member) shall be deemed to refer solely to the original Garnet Common Member.

         Section 5.3 Amounts Withheld. All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign Tax law, with respect to any payment, distribution or allocation to or by Garnet or to or by the Members and treated by the Code (whether or not withheld pursuant to the Code) or any other applicable Tax law as amounts payable by or in respect of the Members or any Person owning an interest, directly or indirectly, in such Member shall be treated as a Distribution to the Members with respect to which such amount was withheld pursuant to this Article V for all purposes under this Garnet LLC Agreement (including an appropriate debit to such Member's Capital Account).

         Section 5.4 [Reserved].

         Section 5.5 [Reserved].

                                                            Garnet LLC Agreement


                                   ARTICLE VI

                                   MANAGEMENT

         Section 6.1 Management of Garnet.

         (a) Managing Member. The management of Garnet shall be vested in the Managing Member, which shall be a "manager" within the meaning of the LLC Act, and except as otherwise provided in this Garnet LLC Agreement, the Managing Member shall have full power and authority to manage the business and affairs of Garnet to the extent provided in the LLC Act, and no other Member shall have any such management power or authority.

         The Garnet Common Member shall be the Managing Member at all times prior to the appointment of a replacement Managing Member in accordance with this Section 6.1(a). The Garnet Preferred Member shall have the right to remove the Garnet Common Member as Managing Member upon the occurrence of any of the following events: (i) the Bankruptcy of El Paso, EPED B, the Garnet Common Member or the Share Trust; (ii) a material breach by (x) the Garnet Common Member, in its capacity as Managing Member, of its obligations as Managing Member under this Garnet LLC Agreement or its obligations under Section 5.04(f) of the Collateral Agreement or (y) the Management Company of any covenant set forth in the Management Agreement, which breach, in either case, continues and is uncured in all material respects on the date occurring 30 days after the Garnet Common Member, the Management Company, El Paso or any Affiliate of El Paso receives written notice or has actual knowledge thereof; (iii) the gross negligence or willful misconduct of (x) the Garnet Common Member, in its capacity as Managing Member, in the performance of its obligations as Managing Member under this Garnet LLC Agreement or (y) the Management Company in the performance of its obligations under the Management Agreement; (iv) the removal of (x) Garnet as the Diamond Managing Member pursuant to Section 6.1(a) of the Diamond LLC Agreement or (y) EPED Holding as the Topaz Managing Member pursuant to Section 6.1(a) of the Topaz LLC Agreement; (v) any representation or warranty made by El Paso under Section 4.3 of the Participation Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and such misrepresentation continues to remain materially incorrect for 30 days after the earlier of (x) El Paso having actual knowledge of such misrepresentation and (y) the giving of written notice of such misrepresentation to El Paso by the Class A Shareholder; (vi) the 60th day following the occurrence of a Note Trigger Event;
(vii) a Specified Equity Event; (viii) the occurrence of an El Paso Debt Obligation Repayment Event of the type described in clause (b) of the definition thereof; (ix) the rendering of any final money judgment, enforceable in any competent court, against any of Amethyst, Aquamarine or Peridot for payment in an amount in excess of $100,000,000, and such judgment shall not be discharged or dismissed or execution thereon stayed within 60 days after entry; (x) the occurrence of any "event of default" pursuant to the terms of any indebtedness or other obligation exceeding in the aggregate $10,000,000 in principal amount of any of Amethyst, Aquamarine or Peridot, and such indebtedness or obligation becomes due prior to its stated maturity as a result thereof; or (xi) the occurrence of any "event of default" pursuant to the terms of any indebtedness or other obligation (other than, so long as (A) the applicable "event of default" is waived by El Paso or such Affiliate, as the case may be, and (B) such "event of default" does not result in any "event of default" under the terms of any other indebtedness or other obligation of any of Amethyst,

                                                            Garnet LLC Agreement


Aquamarine or Peridot owing to any Person other than El Paso or an Affiliate of El Paso, any indebtedness or other obligation owing to El Paso or any Affiliate of El Paso) exceeding in the aggregate $100,000,000 in principal amount of any of Amethyst, Aquamarine or Peridot, which "event of default" causes, or permits the holder or holders of such indebtedness or other obligation to cause, such indebtedness or other obligation to become due prior to its stated maturity. The Garnet Preferred Member shall exercise such right of removal by providing written notice of such exercise to the Garnet Common Member after the occurrence of any of the foregoing events and such notice shall become effective (x) in the case of any notice under clause (i) or (vii) above, immediately and (y) in the case of any notice under clause (ii), (iii), (iv), (v), (vi), (viii), (ix), (x) or (xi) above, upon the expiration of the applicable grace and cure periods, if any, referred to in any such clause; provided, however, that, in each case, if the Share Purchase Option is exercised and consummated in accordance with
Section 7.1 of the Investor Shareholder Agreement, such notice shall be deemed to have been revoked, the Garnet Preferred Member or its designee shall (unless the Garnet Common Member shall be actively contesting such removal in good faith by appropriate proceedings) without further act become the Managing Member of Garnet for all purposes of this Garnet LLC Agreement and the Garnet Common Member shall no longer be the Managing Member.

         The Garnet Preferred Member shall also have the right to remove the Garnet Common Member as Managing Member by delivering written notice of its exercise of such right of removal to the Garnet Common Member no earlier than five days prior to the end of any Fiscal Quarter and no later than the tenth day of the next succeeding Fiscal Quarter (each a "Quarterly Management Replacement Window"); provided, that if such QMR Notice is not given by the Garnet Preferred Member during any such Quarterly Management Replacement Window, then the Garnet Common Member shall continue as Managing Member. If a QMR Notice is delivered during a Quarterly Management Replacement Window and El Paso has not exercised its Share Purchase Option in accordance with Section 7.1 of the Investor Shareholders Agreement on or prior to the tenth day following such delivery, then such QMR Notice shall become effective on such tenth day following delivery of any such QMR Notice, and the Garnet Preferred Member or its designee shall, on such tenth day, without further act become the Managing Member of Garnet for all purposes of this Garnet LLC Agreement and the Garnet Common Member shall no longer be the Managing Member; provided, however, that if El Paso exercises its Share Purchase Option in accordance with Section 7.1 of the Investor Shareholder Agreement on or prior to such tenth day after delivery of such QMR Notice, then such QMR Notice shall not become effective until the sixtieth day following the date of such exercise by El Paso of its Share Purchase Option and then if, and only if, the Share Purchase Option shall not have been consummated prior to such sixtieth day.

         (b) Authority of Managing Member. The Managing Member shall have the authority on behalf and in the name of Garnet to perform all acts necessary and desirable to the objects and purposes of Garnet, subject only to the restrictions expressly set forth in this Garnet LLC Agreement (including Sections 6.3 and 6.5) and subject to the rights of the Liquidator to liquidate Garnet and take all actions incidental thereto in accordance with Article XII. Subject to such restrictions, the authority of the Managing Member shall include the authority to:

                  (i) engage in transactions and dealings on behalf of Garnet, including transactions and dealings with any Member or any Affiliate of any Member;

                                                            Garnet LLC Agreement


                  (ii) call meetings of Members or any class thereof;

                  (iii) vote any Equity Interests or Garnet Permitted Assets;

                  (iv) purchase or otherwise acquire, or dispose of, Garnet Permitted Assets and cause Amethyst to purchase or otherwise acquire, or dispose of, Amethyst Permitted Assets;

                  (v) determine and make Distributions, in Cash or otherwise, on the Garnet Interests in accordance with the provisions of this Garnet LLC Agreement and the LLC Act;

                  (vi) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of Garnet, and engage (and dismiss from engagement) any and all Persons providing legal, accounting or financial services to Garnet, or such other Persons as the Managing Member reasonably deems necessary or desirable for the management and operation of Garnet;

                  (vii) incur and pay all expenses and obligations incidental to the operation and management of Garnet, including all Company Expenses of Garnet and all fees, expenses and other amounts payable pursuant to the Management Agreement;

                  (viii) open accounts (including, without limitation, the Garnet Investor's Account);

                  (ix) subject to Article XII, effect a dissolution of Garnet after the occurrence of a Liquidating Event;

                  (x) bring and defend (or settle) on behalf of Garnet actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

                  (xi) prepare or cause to be prepared reports, statements and other relevant information for distribution to the Members as may be required by this Garnet LLC Agreement or the LLC Act and any additional information determined to be appropriate by the Managing Member from time to time;

                  (xii) subject to Section 7.4, execute, deliver and perform on behalf of Garnet, Garnet's obligations under and exercise on behalf of Garnet, Garnet's rights under, any Transaction Documents and Amethyst Financing Documents to which Garnet is a party, including any certificates and other documents and instruments related thereto;

                  (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to Garnet Property pursuant to Section 8.3; and

                                                            Garnet LLC Agreement


                  (xiv) execute all other documents or instruments, perform all duties, exercise all powers, and do all things for and on behalf of Garnet necessary or desirable to accomplish any of, or incidental to, the foregoing.

         The Managing Member is hereby authorized and directed to enter into the Management Agreement, pursuant to which it will delegate to the Management Company certain of its duties as Managing Member hereunder and on behalf of Garnet, as sole member of Amethyst, as more specifically provided in the Management Agreement, any or all of which duties may be subcontracted to third Persons by the Management Company.

         Section 6.2 Right to Rely on the Managing Member.

         (a) Any Person dealing with Garnet may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

                  (i) The identity of the Managing Member, the Garnet Preferred Member or the Garnet Common Member;

                  (ii) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Managing Member or that are in any other manner germane to the affairs of Garnet;

                  (iii) The Persons who are authorized to execute and deliver any instrument or document of Garnet; and

                  (iv) Any act or failure to act by Garnet or any other matter whatsoever involving Garnet or any Member.

         (b) The signature of the Managing Member shall be sufficient to convey title to any property owned by Garnet, and all of the Members agree that a copy of this Garnet LLC Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Garnet LLC Agreement.

         Section 6.3 Decisions Requiring Unanimous Member Consent. Notwithstanding any power or authority granted the Managing Member under the LLC Act, the Garnet Certificate of Formation or this Garnet LLC Agreement (including Sections 6.1 and 6.5), the Managing Member may not make any decision or take any action for which the consent of all the Members is expressly required by the Garnet Certificate of Formation or this Garnet LLC Agreement, without first obtaining such consent. Notwithstanding any power or authority granted to the Managing Member under the LLC Act, the Garnet Certificate of Formation or this Garnet LLC Agreement (including Sections 6.1 and 6.5), the Managing Member shall not have the authority to, and covenants and agrees that it shall not, take any of the following actions without the consent of all of the Members (provided that no approval of the Garnet Common Member shall be required for any action of the Garnet Preferred Member pursuant to Section 7.4, 11.3 or 11.4(a)):

                                                            Garnet LLC Agreement


         (a) Contravention. Act in contravention of this Garnet LLC Agreement or any other Transaction Document applicable to Garnet or Amethyst or, when acting on behalf of Garnet on its own account, or on behalf of Garnet as the sole member of Amethyst, engage in activities inconsistent with the purposes of this Garnet LLC Agreement, the purposes of the Amethyst LLC Agreement or the terms of the Management Agreement, respectively;

         (b) Acquisitions. Cause or permit Garnet, or cause or permit Garnet to cause or permit Amethyst, to acquire by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person) in any single transaction or series of related transactions, Qualified Energy Assets using equity of any of Amethyst, Diamond Holdings, Aquamarine and/or Peridot in an amount in excess of $100,000,000 as consideration therefor (excluding from such calculation Permitted Capital Expenditures and funds of Amethyst, Diamond Holdings, Aquamarine and/or Peridot used in such acquisition transaction that are derived from Permitted Financial Obligations of Amethyst, Diamond Holdings, Aquamarine and/or Peridot, as the case may be, recourse for the payment of which does not extend to assets of Amethyst, Diamond Holdings, Aquamarine and/or Peridot, as applicable, other than Qualified Energy Assets of such Person);

         (c) Character of Permitted Investments. (i) Cause or permit Garnet to acquire, by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person), any assets other than Garnet Permitted Assets or (ii) cause or permit Garnet to cause or permit Amethyst to acquire by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person) any assets other than Amethyst Permitted Assets, in each case, regardless of amount;

         (d) Dispositions by Garnet and Amethyst. (i) Cause or permit Garnet to Dispose of any Garnet Property or (ii) cause or permit Garnet to cause or permit Amethyst to Dispose of any Amethyst Property, other than (A) a Disposition that constitutes (x) the granting of a Garnet Permitted Lien or (y) the realization on any Garnet Permitted Lien other than such realization by El Paso or any of its Affiliates; and (B) any Disposition of EPED B Demand Loans or Financial Investments held by Garnet if the proceeds thereof are used by Garnet to acquire additional Garnet Permitted Assets; provided, however, that the unanimous consent of all the Members shall not be required to, and the Managing Member shall have the authority and be permitted to, cause or permit any Disposition described in this clause (d) if the consideration therefor is not less than the Fair Market Value of the asset being Disposed of; provided, further, that this clause (d) shall not apply to any Disposition of assets in connection with, or to produce funds to successfully effect (x) Garnet's exercise of the Diamond Purchase Option or the Diamond Retirement Option or the exercise of an Asset Remedy or an Investor Asset Sale, (y) any enforcement of, or levy on, a judgment obtained in accordance with Section 2.05(f) of the New Indenture by the New Indenture Trustee or the New Noteholders in connection with the occurrence of a New Indenture Event of Default or (z) an Asset Disposition;

         (e) Dispositions by Garnet Project Companies. With respect to Amethyst and any other Garnet Project Company the disposition of assets of which is subject to the unilateral control of Amethyst or as to which Amethyst has shared control or consent, veto or other rights, cause or permit Garnet: (i) to cause or permit Amethyst to Dispose of, (ii) to cause or permit Amethyst to cause or permit any such Garnet Project Company to Dispose of, (iii) to cause or

                                                            Garnet LLC Agreement


permit Amethyst to exercise its shared control, consent, veto or other right to cause or permit any such Garnet Project Company to Dispose of or (iv) to fail to prevent any such Garnet Project Company from Disposing of, any Qualified Energy Assets, other than (A) any Disposition of interests in Project Companies (other than Amethyst) pursuant to any of the Project Documents and outside of the control of El Paso or its Affiliates (including as required by applicable law, applicable regulations or contractual obligations entered into in good faith and in the ordinary course of business), (B) any Disposition in connection with Ordinary Project Activities, (C) any Disposition or Dispositions of assets that are worn out or obsolete, (D) the Disposition of assets that, in the aggregate with all other assets Disposed of pursuant to this clause (D) during the applicable calendar year, have an aggregate value of less than $40,000,000, (E) any Disposition that constitutes the granting of a Lien in connection with Amethyst Permitted Financial Obligations, (F) any Disposition that constitutes the realization by any Person other than EPED B or any of its Affiliates on any Lien granted in connection with Amethyst Permitted Financial Obligations, and
(G) any Disposition of EPED B Demand Loans, Garnet Demand Loans or Financial Investments held by Amethyst or any other Garnet Project Company if the proceeds thereof, as the case may be, are used by Amethyst or such other Garnet Project Company, as the case may be, to acquire additional Amethyst Permitted Assets or, in the case of any other Garnet Project Company, other assets (provided that any such assets that are Energy Assets shall be located in the Americas (other than the United States or Canada) but outside an Excluded Country); provided, however, that in addition to the exceptions set forth above, the unanimous consent of all the Members shall not be required to, and the Managing Member shall have the authority and be permitted to, cause or permit any such Disposition if the consideration therefor is not less than the Fair Market Value of the asset being Disposed of; provided, further, that this clause (e) shall not apply to any Disposition of assets in connection with, or to produce funds used to successfully effect, (x) Garnet's exercise of the Diamond Purchase Option or Diamond Retirement Option or the exercise of an Asset Remedy or an Investor Asset Sale, (y) any enforcement of, or levy on, a judgment obtained in accordance with Section 2.05(f) of the New Indenture by the New Indenture Trustee or the New Noteholders in connection with the occurrence of a New Indenture Event of Default or (z) an Asset Disposition;

         (f) [Reserved].

         (g) Indebtedness, Etc. (i) Cause or permit Garnet to incur, assume or obligate itself by contract for any Permitted Financial Obligations owing by Garnet (except that Garnet may enter into and incur obligations under any Garnet Demand Loans and the Transaction Documents, including costs, expenses, indemnities, fees including reasonable attorneys' and accountants' fees, Additional Financing Costs and Taxes, and may incur obligations under the Amethyst Pledge Agreement and any other pledge and/or security agreements securing Amethyst Permitted Financial Obligations and limited in recourse as required by such definition) or (ii) cause or permit Garnet to cause or permit Amethyst to incur, assume or obligate itself by contract for any Permitted Financial Obligations owing by Amethyst other than Amethyst Permitted Financial Obligations and Company Expenses of Amethyst;

         (h) Issuance of Additional Garnet Interests; Admission of Additional Members. (i) Cause or permit Garnet to issue Garnet Interests other than the Garnet Preferred Member Interest and the Garnet Common Member Interest, or to admit any Garnet Preferred Member or any Garnet Common Member to Garnet or (ii) cause or permit Garnet to cause or permit

                                                            Garnet LLC Agreement


Amethyst to issue interests other than the Amethyst Interest or to admit any members to Amethyst other than Garnet, in each of clause (i) and (ii), other than pursuant to Article X or Article XI; provided, that Capital Contributions permitted hereby and made by any existing Member of Garnet or by Garnet as the sole member of Amethyst shall not constitute the admission of a member or the issuance of Garnet Interests or ownership interests in Amethyst, as the case may be;

         (i) Distributions or Redemptions of Member Interests. Cause or permit
(i) any Distribution in respect of Garnet Interests or member interests in Amethyst or (ii) any redemption of Garnet Interests or member interests in Amethyst, other than, in each case in clause (i) or (ii) above, as permitted or contemplated by the Transaction Documents; provided, that the Garnet Preferred Member may, by written notice to Garnet, elect not to receive all or any portion of any payment by Garnet under Section 5.1(c) of the proceeds of (A) any sale of or realization upon assets pursuant to an exercise of the Garnet Asset Remedy in connection with a Specified Equity Event after the repayment in full of all Outstanding Notes, or (B) the consummation of an Asset Disposition, and the consent of the Garnet Common Member to such election shall be deemed to have been given upon delivery of the written notice by the Garnet Preferred Member to Garnet. Any amount not paid by Garnet pursuant to such election shall be treated as amounts required to be Distributed pursuant to Section 5.1, and the Garnet Preferred Member shall have the right to receive such amounts by consenting to a payment by Garnet, to which the consent of the Garnet Common Member shall be deemed to have been given, at any time to pay to the Garnet Preferred Member Cash in an aggregate amount equal to the lesser of (1) the aggregate amount of all such proceeds retained by Garnet pursuant to this Section 6.3(i), and (2) the sum of the positive balance in the Garnet Preferred Member's Capital Account, in each case, as of the date of such payment to the Garnet Preferred Member after taking into account all allocations required to be made to the Garnet Preferred Member pursuant to Article IV as of such date, and such payments shall be treated, for GAAP accounting, tax and all other purposes of the Transaction Documents, as set forth in Section 5.1(c).

         (j) Transactions with Affiliates. Cause or permit any violation of the second sentence of Section 6.5(a)(ii);

         (k) Changes to Certain Transaction Documents. (i) Cause or consent to any amendment, waiver or other modification of Garnet's rights or obligations under any Transaction Document to which Garnet is a party, (ii) give or withhold any consent or authorization required under any Transaction Document to which Garnet is a party to the extent that Garnet is expressly entitled to give or withhold such consent or authorization pursuant to the terms of such Transaction Document to which Garnet is a party, or (iii) consent to any termination or assignment by any other Person (other than the Garnet Preferred Member) party to any Transaction Document to which Garnet is a party of such other Person's rights or obligations thereunder to the extent that such termination or assignment is expressly prohibited pursuant to the terms of such Transaction Document to which Garnet is a party without the consent of Garnet (except, in each case described in this clause (k), (x) to cure any ambiguity, omission, defect or inconsistency (so long as such amendment, waiver or other modification shall have no adverse effect on the Garnet Preferred Member) or (y) to comply with Section 5.1(a) of the Participation Agreement), unless the Managing Member shall have delivered to each Member a legal opinion of nationally recognized outside counsel experienced in structured finance (including Jones, Day,

                                                            Garnet LLC Agreement


Reavis & Pogue) to the effect that such consent, authorization, amendment, waiver or other modification (1) does not materially adversely affect the rights or obligations of the Noteholders (if any Notes are then Outstanding) and/or the rights or obligations of the New Noteholders (if any New Notes are then Outstanding) and (2) does not modify Garnet's rights or obligations under any Transaction Document to which it is a party (provided, that the opinion described in this clause (2) shall not be required if El Paso shall have consummated its Share Purchase Option);

         (l) Amendments to EPED B Demand Loans. Cause or consent to any amendment, waiver or modification of any rights or obligations of Garnet or Amethyst under, or cause or give any consent, approval or make any election under, any EPED B Demand Loans, any Garnet Demand Loans or any EPED B/Garnet Note; provided, however, that this clause (l) shall not apply to any demand for payment under any EPED B Demand Loans, any Garnet Demand Loans or any EPED B/Garnet Note in accordance with the terms thereof;

         (m) Mergers. Cause or permit Garnet, or cause or permit Garnet to cause or permit Amethyst, to legally merge or consolidate with or into any Person or to liquidate or to sell any or substantially all of its assets (other than pursuant to Article XII);

         (n) Bankruptcy. Cause or permit Garnet, or cause or permit Garnet to cause or permit Amethyst, to commence any Voluntary Bankruptcy, or commence, or solicit others to commence, an Involuntary Bankruptcy against Amethyst;

         (o) [Reserved].

         (p) [Reserved].

         (q) Successor Manager Under Management Agreement. Cause or permit Garnet (i) to cause the appointment of a successor manager to the Management Company under the Management Agreement, except in accordance with Section 5 of the Management Agreement and Section 7.4 hereof, or (ii) to fail to exercise its rights to cause such an appointment if so requested by the Garnet Preferred Member;

         (r) Pledge of Amethyst Interest. Enter into any contract, option, arrangement or other undertaking with respect to the direct or indirect pledge of the Amethyst Interest except pursuant to agreements or instruments securing Amethyst Permitted Financial Obligations;

         (s) ERISA. Cause or permit Garnet or Amethyst to create or contribute to any multiple employer plan, multi-employer plan or single-employer plan as defined in Section 4001 of ERISA;

         (t) Possession of Property. Under any circumstances (i) possess Garnet Property for other than a purpose of Garnet or (ii) cause or permit Garnet to cause or permit Amethyst to possess Amethyst Property for other than an Amethyst purpose;

         (u) [Reserved].





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


                                                            Garnet LLC Agreement


         (v) Tax Treatment, etc. Take any of the following actions:

                  (i) Cause Garnet to be treated as a corporation or other association taxable as a corporation for federal income tax purposes or to take a position inconsistent with Garnet not being treated as a corporation or other association taxable as a corporation except as required by Applicable Law; or

                  (ii) Cause Amethyst to fail to be a disregarded entity for federal income tax purposes or to take a position inconsistent with such treatment except as required by Applicable Law.

         (w) Liens. Cause or permit Garnet or Amethyst to create, assume or permit to exist any Lien whatsoever other than Permitted Liens;

         (x) Confessing Judgment. Cause Garnet or Amethyst to confess a judgment against Garnet or Amethyst or settle or cause or permit a settlement of actions in proceedings at law or in equity in relation to Garnet or Amethyst before any court or other Governmental Authority, unless such confession of judgment or settlement (i) is for an amount less than or equal to $1,000,000 or (ii) would not have an Issuer Material Adverse Effect;

         (y) Limitation on Certain New Investments After Trigger Event. (i) Cause or permit Garnet, (ii) cause or permit Garnet to cause or permit Amethyst, or (iii) unless the applicable acquisition is outside of the control of El Paso and its Affiliates, cause or permit Garnet to cause or permit Amethyst to cause or permit any other Garnet Project Company, to acquire, by purchase, contribution or exchange, any EPED B Demand Loans or Garnet Demand Loans after the occurrence of a Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or El Paso Debt Obligation Repayment Event; or

         (z) Special Voting Rights After Note Trigger Event or During Extension Period. At any time (1) during the period commencing upon the occurrence of a Note Trigger Event or a Shareholder Trigger Event and ending on the Note Final Payment Date or (2) during the Extension Period:

                  (i) Budgets. Approve or amend, or cause or permit Garnet to permit Amethyst to approve or amend, any annual aggregate operating or capital budget of Garnet or Amethyst, that El Paso has not certified (an "UNCERTIFIED BUDGET") as falling within Budget Parameters agreed to by the Members as of the Closing Date, as adjusted to account for additional acquisitions and/or dispositions; provided, that if the Members do not unanimously approve any such Uncertified Budget, the prior year's operating and capital budget (as adjusted to account for acquisitions, dispositions and inflation, the "TEMPORARY BUDGET") shall continue until a new operating and capital budget can be determined by a professional retained by the Members to prepare such new budget (a "REPLACEMENT BUDGET"), which Temporary Budget (pending preparation of a definitive Replacement Budget) and Replacement Budget (when it becomes definitive) shall be final and shall not require the approval of the Members;

                  (ii) Extension of Term. Cause or permit the extension of the term of Garnet or Amethyst;

                                                            Garnet LLC Agreement


                  (iii) Resignation as Managing Member. (i) Undertake to resign as the Managing Member of Garnet except in connection with any event referred to in Section 6.1(a) or (ii) cause or permit Garnet to undertake to resign or withdraw as the sole member of Amethyst; or

                  (iv) Fiscal Year. Cause or permit Garnet or Amethyst to change its Fiscal Year.

         Section 6.4 Consents of the Garnet Preferred Member. The Garnet Preferred Member consents to the following actions by the Managing Member to the extent that such actions require the consent of the Garnet Preferred Member pursuant to Section 6.3 (but such consent shall not constitute a waiver of any other provision hereof):

                  (a) The execution and delivery by the Managing Member, on behalf of Garnet or Amethyst, as applicable, of each Transaction Document and Amethyst Specified Credit Document to which Garnet or Amethyst is a party; and

                  (b) Any Restructuring entered into by any Garnet Project Company.

         Section 6.5 Duties and Obligations of the Managing Member.

         (a) Actions of Garnet. Anything in this Garnet LLC Agreement to the contrary notwithstanding, for so long as any Obligation of Garnet is outstanding, the Managing Member covenants to conduct the affairs of Garnet such that:

                  (i) [Reserved].

                  (ii) Except as otherwise expressly provided in the Management Agreement, all transactions between El Paso (or any of its Affiliates), on the one hand, and any of Garnet or Garnet on behalf of Amethyst, on the other, shall be duly authorized and documented and recorded accurately in the appropriate books and records of such entities, except where normal industry practice does not normally require authorization or documentation. Except as otherwise expressly provided in the Management Agreement, the Managing Member shall not (x) cause or permit Garnet, (y) cause or permit Garnet to cause or permit Amethyst or (z) cause or permit Garnet to cause or permit Amethyst to cause or permit any other Garnet Project Company, to enter into any transaction with El Paso or any Affiliate of El Paso (other than transactions among Garnet and any of its Subsidiaries or among Subsidiaries of Garnet), other than transactions in any calendar quarter which, taken as a whole, are fair and reasonable to Garnet, Amethyst and the Garnet Project Companies and provide, in the aggregate, for receipt by Garnet, Amethyst and the Project Companies, taken as a whole, of fair consideration and reasonably equivalent value; provided, however, that nothing herein shall be deemed to prohibit or restrict any sales or transfers of assets to El Paso or its designee(s) pursuant to Section 6.1(c)(v) of the Participation Agreement. The Members hereby agree that each of the Transaction Documents, the Amethyst Specified Credit Documents, the Aquamarine Specified Credit Documents and the Peridot Specified Credit Documents satisfies the standards set forth in the preceding sentence.





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


                                                            Garnet LLC Agreement


         (b) Trigger Events, Specified Equity Event and Liquidating Events. The Managing Member shall notify the Members of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event or any event that with notice or lapse of time or both would constitute such an event and the action that the Managing Member has taken or proposes to take with respect thereto, promptly, but no later than five Business Days, after any Responsible Officer of El Paso has actual knowledge of such occurrence; provided, that in the case of a Specified Equity Event, the Managing Member shall provide the Members, within three Business Days after a Responsible Officer of El Paso obtains knowledge of the occurrence of any Underlying Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Underlying Default, notice of such occurrence together with a detailed statement by a Responsible Officer of El Paso of the steps being taken by El Paso or the appropriate subsidiary of El Paso to cure the effect of such Underlying Default.

         (c) Maintenance of Garnet's Existence, etc. At Garnet's expense, the Managing Member shall take all actions that may be necessary or appropriate (i) for the continuation of Garnet's valid existence as a limited liability company under the laws of the State of Delaware and its qualification to do business under the laws of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Members or to enable Garnet to conduct the business in which it is engaged or to perform its obligations under any agreement to which it is a party, (ii) for the accomplishment of Garnet's purposes, including the acquisition, management, maintenance, preservation, and operation of Garnet Permitted Assets in accordance with the provisions of this Garnet LLC Agreement and applicable laws and regulations and (iii) to enforce Garnet's rights under each of the Transaction Documents and the Amethyst Financing Documents to which Garnet is a party and each EPED B/Garnet Note held by Garnet. Without limitation of the foregoing, the Managing Member shall cause Garnet to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether Federal, state, local, municipal or foreign) necessary to own its properties and to conduct its activities in accordance with all applicable laws, rules, regulations and orders, except where any failure to do so would not have an Aggregate JV Material Adverse Effect or an Issuer Material Adverse Effect.

         (d) Devotion of Time; Other Activities. Without limitation of the Management Company's obligations under the Management Agreement, the Managing Member and any of its Affiliates shall be required to devote only such time to the affairs of Garnet as is necessary to manage and operate Garnet, giving due consideration to the provisions of the Management Agreement, and each such Person shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

         (e) Fiduciary Duty. Except as otherwise provided in the proviso to the second sentence of Section 6.5(a)(ii), the Managing Member shall be under a fiduciary duty to conduct the affairs of Garnet in the best interests of Garnet, including the safekeeping and use of all Garnet Property and the use thereof for the exclusive benefit of Garnet and will not conduct the affairs of Garnet so as to benefit any other business now owned or hereafter acquired by any Member if such conduct also produces a detriment to Garnet. Without limiting the foregoing





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


                                                            Garnet LLC Agreement


duty, the Managing Member shall perform its obligations hereunder using a degree of skill and attention no less than that which El Paso exercises with respect to its own business.

         (f) Making of Payments. Unless otherwise expressly provided herein, all distributions or payments to the Members pursuant to any provision of this Garnet LLC Agreement shall be made no later than 3:30 p.m., New York City time, on the day of distribution or payment, and, at the time of any such distribution or payment, the Managing Member shall provide to the Members a notice identifying the nature of the distribution or payment, the Section or Sections of this Garnet LLC Agreement pursuant to which it is being made and the amount being distributed or paid pursuant to each such Section.

         (g) Compliance with Garnet LLC Agreement. The Managing Member shall cause Garnet to comply with all of the obligations of Garnet set forth in this Garnet LLC Agreement; provided, however, that the Managing Member shall have no obligation to make any Cash distributions or other payments in respect of the Garnet Preferred Member Interest under this Garnet LLC Agreement except to the extent that there are funds on deposit in the Garnet Investor's Account that are freely available to be applied to such payment at the time such payment is due, and then only from such funds; and provided, further, that in no event shall the Managing Member have any personal obligation or liability with respect to any obligations of Garnet.

         (h) Notice Regarding Qualification to Do Business. The Managing Member shall provide notice to the Members of any state or jurisdiction in which Garnet is qualified to do business (other than its jurisdiction of organization and any jurisdiction in which Garnet was qualified to do business on the Closing Date).

         (i) [Reserved].

         Section 6.6 Compensation and Expenses. Except as provided in Section
5.5 of the Participation Agreement, and except pursuant to, or as contemplated by, the Management Agreement, no Member or Affiliate of any Member shall receive any salary, fee, or draw for services rendered to or on behalf of Garnet or otherwise in its capacity as a Member, nor shall any Member or Affiliate of any Member be reimbursed for any expenses incurred by such Member or Affiliate on behalf of Garnet or otherwise in its capacity as a Member; provided, however, that the Managing Member shall be promptly reimbursed by Garnet for all reasonable out-of-pocket costs and expenses incurred by the Managing Member or its Affiliates in connection with the management and operation of Garnet.

         Section 6.7 Demand on EPED B Demand Loans and Garnet Demand Loans Held by Garnet, Amethyst and their Subsidiaries. The Managing Member shall cause Garnet, and shall cause Garnet to cause Amethyst to (x) make demand on the EPED B Demand Loans and/or Garnet Demand Loans held by such Person and (y) cause any Subsidiary of such Person to make demand on the EPED B Demand Loans and/or Garnet Demand Loans held by such Subsidiary, in each case, (i) on the occurrence of a Liquidating Event, (ii) if requested by the Garnet Common Member, on any Purchase Date or Retirement Date, (iii) to acquire additional Garnet Permitted Assets, (iv) upon the occurrence of an El Paso Debt Obligation Repayment Event,
(v) upon expiration of the Asset Sale Standstill Period, if requested by the Garnet Preferred

                                                            Garnet LLC Agreement


Member in an Asset Sale Notice delivered pursuant to this Garnet LLC Agreement and (vi) to otherwise satisfy the obligations of Garnet; provided, however, that, upon the delivery by the Garnet Preferred Member of a written request to the Managing Member at any time during the period from the Extension Period Commencement Date to the Extension Period Termination Date, the Managing Member shall cause Garnet to cause Amethyst to (x) make demand on the EPED B Demand Loans and Garnet Demand Loans held by such Person and (y) cause any Subsidiary of such Person to make demand on the EPED B Demand Loans and Garnet Demand Loans held by such Subsidiary, in each case, in the amount specified by the Garnet Preferred Member in its notice.

         Section 6.8 Execution of other Transaction Documents; Matters Relating to Amethyst.

         (a) Execution of Transaction Documents. On the Signing Date, simultaneously with the execution and delivery of this Garnet LLC Agreement, the Managing Member on behalf of Garnet shall execute and deliver, or cause to be executed and delivered, all Transaction Documents to be entered into by Garnet on or prior to the Signing Date (to the extent not previously executed), and any amendments, restatements or supplements thereto, and take such further actions in each case as are contemplated in the Closing Agreement and otherwise in connection with consummation of the Exchange Offer and the transactions contemplated thereby.

         (b) Sole Member. The Managing Member shall cause Garnet to be the sole member of Amethyst unless all of the Members consent in accordance with Section 6.3(h) to the issuance of additional interests in Amethyst.

         (c) Governmental Permits, etc. of Amethyst. The Managing Member, on behalf of Garnet as sole member of Amethyst, shall cause Amethyst to obtain or effect all Governmental Approvals necessary under, and otherwise comply with, the laws of the jurisdictions in which it is conducting business and to comply with all of its Contractual Obligations, except in any case above where any failure to do so would not have an Aggregate JV Material Adverse Effect.

         (d) Amethyst Subsidiary Financial Statements, Etc. The Managing Member, on behalf of Garnet as sole member of Amethyst, shall cause Amethyst to provide to any Member (or, in the case of a request by the Garnet Preferred Member, to provide to Investor) promptly following a request therefor by such Member any financial statements, material operational data, other material reports and material notices delivered to Amethyst or Subsidiaries of Amethyst pursuant to the Project Documents in respect of the Garnet Project Companies, subject to the restrictions set forth in Section 8.4.

         Section 6.9 Determination of Interest Rate on EPED B Demand Loans. Subject to Section 6.3(l), the Managing Member shall administer all EPED B Demand Loans held by Garnet. Each Member agrees that in order for the Managing Member to manage effectively such EPED B Demand Loans, the following provisions shall apply:

                  (a) The Managing Member shall: (i) determine the El Paso Applicable Rate for each Eurodollar Period for each EPED B Demand Loan made by Garnet, and shall notify EPED B and El Paso of each such determination and (ii) at the request of

                                                            Garnet LLC Agreement


         Amethyst or any Subsidiary of Amethyst, determine the El Paso Applicable Rate for each Eurodollar Period for each EPED B Demand Loan or Garnet Demand Loan made by Amethyst or any such Subsidiary, as the case may be, and shall notify EPED B or Garnet (as applicable), El Paso and Amethyst or such Subsidiary (as applicable) of each such determination.

                  (b) Each Member shall promptly notify the Managing Member in the event any Member receives a notice from any financial institution to the effect that the Eurodollar Rate does not reflect the cost of funds for such financial institution in connection with any proposed or current borrowings by such Member from such financial institution. In the event any Member has given the notice described in the first sentence of this clause (b), such Member agrees that in the event subsequent thereto, it receives a notice from such financial institution to the effect that the Eurodollar Rate would again reflect the cost of funds for such financial institution in connection with any proposed or current borrowings by such Member from such financial institution, such Member shall promptly notify the Managing Member that it has received such a notice.

                  (c) Upon its receipt of any notice described in clause (b) of this Section, the Managing Member shall promptly notify EPED B or Garnet (as applicable) and El Paso of the change in the El Paso Applicable Rate required pursuant to the applicable EPED B Demand Loan or Garnet Demand Loan.

         Section 6.10 Certain Assets. The Managing Member hereby represents and warrants to the Garnet Preferred Member, as of the Closing Date, that the amount shown on Schedule 3.2(b) below the heading "Fair Market Value" for each Specified Garnet Asset is El Paso's book value of such Specified Garnet Asset at the Closing Date as reflected on El Paso's books and records in accordance with GAAP.

         Section 6.11 Covenant of the Managing Member. Except as otherwise permitted by this Garnet LLC Agreement, the Managing Member hereby covenants and agrees not to (i) take any action to file a certificate of cancellation or its equivalent with respect to itself, (ii) withdraw or attempt to withdraw from Garnet, (iii) exercise any power under the LLC Act to dissolve Garnet, (iv) except incident to a Permitted Transfer, Dispose of all or any portion of its Garnet Interest or (v) petition for judicial dissolution of Garnet. Further, except incident to a Permitted Transfer, the Managing Member hereby covenants and agrees to continue to carry out the duties of the Managing Member under this Garnet LLC Agreement until Garnet is dissolved and liquidated pursuant to
Article XII.

         Section 6.12 Certain Covenants Relating to the Separateness of Garnet. Garnet shall maintain its separate existence and, specifically, shall conduct its affairs in accordance with, and the Managing Member and each Member agrees that it will not take any actions in its dealings with Garnet or with other Persons (including their creditors) that are inconsistent with, the following:

                  (a) Garnet shall: (i) maintain and prepare separate financial reports (if any) and financial statements (if any) in accordance with GAAP, showing its assets and liabilities separate and apart from those of any other Person, and will not have its assets

                                                            Garnet LLC Agreement


         listed on the financial statement of any other Person (provided, however, that Garnet's assets may be included in a consolidated financial statement of a Member if inclusion on such consolidated financial statement is required to comply with the requirements of GAAP, but only if (a) such consolidated financial statement shall be appropriately footnoted to the effect that Garnet's assets are owned by Garnet and that they are being included on the consolidated financial statement of such Member solely to comply with the requirements of GAAP, and (b) such assets shall be listed on Garnet's own separate balance sheet); (ii) maintain its books, records and bank accounts separate from those of its Affiliates, any constituent party and any other Person; and (iii) not permit any Affiliate or constituent party (other than the Managing Member, the Members and the Management Company) independent access to its bank accounts.

                  (b) Garnet shall not commingle or pool any of its funds or other assets with those of any Affiliate or constituent party or any other Person, and it shall hold all of its assets in its own name.

                  (c) Garnet shall conduct its own business in its own name and shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.

                  (d) Garnet shall, insofar as is consistent with commercial and business circumstances affecting its business and financial condition, remain solvent and pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due (except for certain legal fees, accounting fees and other out-of-pocket costs and expenses incurred by Garnet in connection with the formation, administration and activities of Garnet, which items may be paid by the Garnet Common Member or any Affiliate of Garnet or the Garnet Common Member) (provided, that this covenant shall not constitute a guaranty or "keep well" obligation by any of the Managing Member, any Member, the Management Company, any administrator of or with respect to Garnet or any other Person in respect of Garnet or its debt, liabilities or expenses, or any financial or balance sheet condition or ratio of or relating to Garnet).

                  (e) Garnet has done, or caused to be done, and shall do, all things necessary to observe all Delaware limited liability company formalities and other organizational formalities, and preserve its existence (subject to Article XII and the other express provisions hereof), and it shall not, nor will it permit any Affiliate or constituent party to, amend, modify or otherwise change this Garnet LLC Agreement in a manner which would adversely affect the existence of Garnet as a special purpose entity.

                  (f) Garnet shall not have any employees.

                  (g) Garnet does not, and shall not, (i) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (ii) control the decisions or actions respecting the daily business or affairs of any other Person other than pursuant to the Transaction Documents and the Amethyst Financing Documents.

                                                            Garnet LLC Agreement


                  (h) Garnet shall, to the extent it utilizes stationery, invoices and checks, maintain and utilize separate stationery, invoices and checks bearing its own name.

                  (i) Garnet shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person and shall correct any known misunderstanding regarding its separate identity.

                  (j) Garnet shall not identify itself as a division of any other Person.

                  (k) Garnet shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, constituent party or any other Person.

                  (l) Garnet shall not use its separate existence to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors in violation of Applicable Law.

                  (m) Garnet shall not, in connection with the Transaction Documents and the Amethyst Financing Documents, act with an intent to hinder, delay, or defraud any of its creditors in violation of Applicable Law.

                  (n) Garnet shall not be consensually merged or legally consolidated with any other Person (other than being consolidated with certain Affiliates for financial reporting and federal tax purposes), but without prejudice to the right to dissolve, liquidate or wind up in accordance with this Garnet LLC Agreement or Applicable Law.

                  (o) Garnet shall not incur any Relevant Indebtedness except to the extent not prohibited by the Transaction Documents and the Amethyst Financing Documents.

                  (p) Garnet shall not make loans or advances to any Person, except as permitted by the Transaction Documents and the Amethyst Financing Documents.

                  (q) Garnet shall not pledge its assets for the benefit of any Person, except pursuant to the Transaction Documents and the Amethyst Financing Documents.

                  (r) The issuances of the Garnet Preferred Member Interest to Citrine and the Garnet Common Member Interest to EPED B were and are intended to be, and shall be accounted for on the books, records and financial statements of Garnet, Citrine and EPED B as, the issuance of equity capital and not as a loan by Citrine or EPED B, as the case may be, to Garnet.

                  (s) Garnet shall make no transfer of its assets except in accordance with the Transaction Documents and the Amethyst Financing Documents.

                                                            Garnet LLC Agreement


                                   ARTICLE VII

                          ROLE OF NON-MANAGING MEMBERS

         Section 7.1 Rights or Powers. No Member (other than the Managing Member) shall have any right or power to take part in the management or control of Garnet or its business and affairs or to act for or bind Garnet in any way. Notwithstanding the foregoing, the Members shall have all the rights and powers specifically set forth in this Garnet LLC Agreement, including those rights set forth in Section 7.4. Any Member, any Affiliate thereof or an employee, stockholder, agent, member, manager, director or officer of a Member or any Affiliate thereof, may also be an employee or agent of Garnet or a member, manager or officer of the Managing Member. The existence of these relationships and acting in such capacities will not result in such Member being deemed to be participating in the control of the business of Garnet or otherwise affect the limited liability of such Member.

         Section 7.2 Voting Rights. Except for the Managing Member acting in its capacity as such, each Member shall have the right to vote only on those matters expressly reserved for its vote (i) as provided in this Garnet LLC Agreement or
(ii) as required by mandatory provisions of the LLC Act.

         Section 7.3 Procedure for Consent. In any circumstances requiring the approval or consent of any Member specified in this Garnet LLC Agreement, such approval or consent may, except as expressly provided to the contrary in this Garnet LLC Agreement, be given or withheld in the sole and absolute discretion of such Member. Each Member agrees to use its best efforts to respond promptly to any request for any such approval or consent. If the Managing Member receives the necessary approval or consent of the Members to such action, the Managing Member shall be authorized and empowered to implement such action without further authorization by the Members.

         Section 7.4 Special Rights of the Garnet Preferred Member. Notwithstanding any other provision hereof, the Garnet Preferred Member shall have (a) the right and power to control the liquidation of Garnet as Liquidator as set forth in Article XII, (b) the sole right to exercise the rights of Garnet (for itself and as the sole member of Amethyst) set forth in Section 5.2 of the Management Agreement, (c) the right to become the Managing Member or to appoint a replacement Managing Member pursuant to Section 6.1(a); and (d) the sole right
(i) to cause a Garnet Asset Remedy pursuant to Section 11.3 and (ii) to cause one or more Investor Asset Sales pursuant to Section 11.4.

                                  ARTICLE VIII

                          ACCOUNTING; BOOKS AND RECORDS

         Section 8.1 Accounting; Books and Records.

         (a) Maintenance of Books and Records. Garnet shall maintain at its principal place of business or, upon notice to the Members, at such other place as the Managing Member shall determine, separate books of account for Garnet, which shall include a record of all costs and

                                                            Garnet LLC Agreement


expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of Garnet and the operation of its business in accordance with this Garnet LLC Agreement.

         (b) Accounting Methods.

                  (i) Garnet shall maintain appropriate books and records in a manner as necessary to comply with GAAP and with the Code and the Regulations.

                  (ii) All amounts payable under any agreement between Garnet on the one hand and the Members or their Affiliates (excluding Garnet) on the other hand, other than Distributions, shall be treated as occurring between Garnet and a Person who is not a Member within the meaning of
         Section 707(a)(1) of the Code and such amounts payable by Garnet to any Member or such Member's Affiliates shall be considered an expense or capital cost, as the case may be, of Garnet for income tax and financial reporting purposes, and, except as specifically contemplated by Article V shall not be considered a Distribution to such Member, including in maintaining such Member's Capital Account, and any such amounts payable by any Member or its Affiliates to Garnet shall not, except as specifically contemplated by Article III, be considered a contribution to Garnet, including in maintaining such Member's Capital Account.

         (c) Access to Books, Records, etc. Subject to Section 8.4, each Member or any agents or representatives of any Member (including the Class A Shareholder), upon reasonable notice and with reasonable frequency, may (i) visit and inspect any of the properties of Garnet or any Subsidiary of Garnet,
(ii) examine any information with respect to Garnet or its assets that it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of Garnet or such Subsidiary, and (iii) discuss the affairs, finances and accounts of Garnet with the Managing Member and its officers, directors and independent accountants, all at such reasonable times and as often as such Member or any agents or representatives of such Member may reasonably request, and Garnet shall pay or reimburse the Garnet Preferred Member for its reasonable costs and expenses incurred in connection with such visits, inspections and examinations; provided, however, that Garnet shall have no obligation to pay the expense of such visits, inspections and examinations in any calendar year to the extent that the aggregate amount of all such expenses of the Garnet Preferred Member, together with all expenses of the Diamond Class A Member incurred in connection with visits, inspections and examinations pursuant to Section 8.1(c) of the Diamond LLC Agreement and all such expenses of the holder of the Topaz Minority Member Interest incurred in connection with examinations pursuant to Section 8.1(c) of the Topaz LLC Agreement, in each case incurred during such calendar year, exceeds $50,000 or, following delivery of a QMR Notice, $2,000,000 (provided, that such amount following delivery of a QMR Notice shall be calculated from the date of such QMR Notice without regard to calendar year) unless a Note Trigger Event, Specified Equity Event or Shareholder Trigger Event has occurred and is continuing in which case there shall be no limit; provided, further, that all visits and inspections shall be subject to reasonable safety requirements and shall be made at the sole risk of the applicable Garnet Preferred Member, agent, representative or Class A Shareholder. Notwithstanding the foregoing, to the extent the properties or information referred to herein relate to any Subsidiary of Garnet that is not, directly or indirectly, wholly owned by Garnet, the rights granted to each Member pursuant to this






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                                                            Garnet LLC Agreement


Section 8.1(c) are expressly subject to compliance by such Member with the confidentiality procedures and guidelines of such Subsidiary, as in effect from time to time; provided, that the Managing Member will cause Garnet to use reasonable efforts to cause its Subsidiaries to avoid imposing confidentiality restrictions that prohibit disclosure of information to Persons that agree to be bound by the applicable confidentiality restrictions.

         Section 8.2 Reports.

         (a) In General. The Managing Member shall be responsible for the preparation of financial reports of Garnet and the coordination of financial matters of Garnet with Garnet's accountants. Each report delivered by Garnet to the Members pursuant to this Section 8.2 shall be accompanied by a representation of an Authorized Officer of El Paso that such report presents fairly in all material respects the information contained therein, subject, in the case of the reports to be delivered pursuant to Section 8.2(c), to year-end audit adjustments.

         (b) Annual Reports. Within 120 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2001, the Managing Member shall cause to be prepared and to be delivered to each other Member the following:

                  (i) Financial Reports. A balance sheet as of the last day of such Fiscal Year and an income statement and statement of cash flows for Garnet for (x) in the case of the Fiscal Year ending December 31, 2001, the period from formation of Garnet to December 31, 2001, and (y) in the case of any other Fiscal Year, such Fiscal Year, and notes associated with each, in each case prepared in accordance with GAAP and audited by the JV Accountants; and

                  (ii) Officer's Certificate. Written certification by an Authorized Officer of the Managing Member that Garnet is in compliance with Section 6.5(a)(ii).

The financial statements described in clause (i) of this Section 8.2(b) shall be accompanied by a representation of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(b) present fairly, in all material respects, the financial position of Garnet at the end of the most recently completed Fiscal Year and the results of its operations and its cash flows for such applicable period, in conformity with GAAP and (y) after reasonable inquiry, the Managing Member has no actual knowledge of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event, in any such case, that is then continuing or, if the Managing Member has such actual knowledge, specifying the then continuing event and the action that the Managing Member has taken or proposes to take with respect thereto.

         (c) Quarterly Reports. Within 60 days after the close of each of the first three Fiscal Quarters during any Fiscal Year beginning with the Fiscal Quarter ending March 31, 2002, the Managing Member shall cause to be prepared and to be delivered to each other Member the following:

                  (i) Financial Reports. Unaudited financial statements consisting of a balance sheet as of the last day of such Fiscal Quarter and an income statement and a statement of





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                                                            Garnet LLC Agreement


         cash flows for Garnet for such Fiscal Quarter, in each case prepared in accordance with GAAP except that such quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment; and

                  (ii) Officer's Certificate. Written certification by an Authorized Officer of the Managing Member that Garnet is in compliance with Section 6.5(a)(ii).

The financial statements described in clause (i) of this Section 8.2(c) shall be accompanied by a representation of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(c) present fairly, in all material respects, the financial position of Garnet at the end of the most recently completed Fiscal Quarter and the results of its operations and its cash flows for such Fiscal Quarter, in conformity with GAAP, subject to year end audit requirements, and (y) after reasonable inquiry, the Managing Member has no actual knowledge of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event that, in any such case, is then continuing or, if the Managing Member has such actual knowledge, specifying the then continuing event and the action that the Managing Member has taken or proposes to take with respect thereto.

         (d) Liquidation Date Reports. The Managing Member shall cause to be prepared and to be delivered to each Member on the date on which final distributions are made to the Members pursuant to Section 12.2, a balance sheet as of the Mark-to-Market Measurement Date setting forth the aggregate Mark-to-Market Value for each of the Garnet Permitted Assets (a "MARK-TO-MARKET BALANCE SHEET"), together with a certification by the JV Accountants that such statements have been prepared in accordance with this Garnet LLC Agreement.

         (e) Valuation Reports. The Managing Member shall cause to be prepared contemporaneously with any adjustment to the Garnet Gross Asset Values of Garnet assets in accordance with clause (b) of the definition of Garnet Gross Asset Value, reports required to determine the Mark-to-Market Value of such assets and
(x) in the event any Garnet Permitted Asset is acquired (whether by contribution or purchase), sold or distributed by Garnet, with respect to such Garnet Permitted Asset only and (y) upon the occurrence of any adjustment to the Garnet Gross Asset Value of all Garnet Permitted Assets, with respect to all Garnet Permitted Assets, and the Managing Member shall furnish such reports to each Member.

         (f) [Reserved].

         Section 8.3 Tax Matters.

         (a) Actions by Managing Member. The Managing Member is authorized to make any and all elections for federal, state, and local tax purposes including any election, if permitted by applicable law: (i) to adjust the basis of Garnet Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Dispositions of Garnet Interests and in connection with Garnet Distributions; (ii) with the consent of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to Garnet's federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent Garnet and the

                                                            Garnet LLC Agreement


Members before taxing authorities or courts of competent jurisdiction in tax matters affecting Garnet or the Members in their capacities as Members, and to file or cause to be filed any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of Garnet and the Members. The Managing Member is specifically authorized to act as the "TAX MATTERS MEMBER" under the Code and in any similar capacity under state or local law.

         (b) Tax Information and Filings. The Managing Member shall deliver or cause to be delivered to each Member necessary tax information for each Member's estimated quarterly tax filings as soon as practicable after the end of each quarter of each Fiscal Year of Garnet. The Managing Member shall deliver or cause to be delivered to each Member: (i) on or prior to March 30 of each Fiscal Year, the Managing Member's good faith estimate of the amount of such Member's allocable share of taxable income or loss of Garnet for the preceding Fiscal Year, (ii) on or prior to July 30 of each Fiscal Year, an update of the estimate for the preceding Fiscal Year delivered pursuant to clause (i) and (iii) as soon as practicable after the end of each Fiscal Year of Garnet but not later than September 15 of the next succeeding Fiscal Year, necessary tax information for each Member's annual tax filings. The Managing Member shall file or cause to be filed tax or information returns and all other filings for Garnet prepared in accordance with the Code, the Regulations and applicable state and local tax laws. The Managing Member shall use reasonable efforts to provide the Garnet Preferred Member with details concerning the foregoing information upon the Garnet Preferred Member's reasonable inquiries.

         (c) Tax Classification.

                  (i) The Managing Member shall take such action as may be required under the Code and Regulations to cause Garnet to be treated as a partnership and Amethyst to be treated as a disregarded entity for United States federal income tax purposes.

                  (ii) To the extent Section 8.3(c)(i) does not govern the state and local tax classification of Garnet and Amethyst, the Managing Member shall take such action as may be required under applicable state and/or local law to cause Garnet to be treated as, and in a manner consistent with a partnership (or the functional equivalent thereof) and to cause Amethyst to be treated as, and in a manner consistent with, a disregarded entity (or the functional equivalent thereof) for state and local income and franchise tax purposes; provided, that the Managing Member shall not take any action under this clause (c)(ii) which would be inconsistent with its obligations under Section 8.3(c)(i).

         Section 8.4 Proprietary Information. Notwithstanding any provision of this Garnet LLC Agreement or any other Transaction Document to the contrary, the Garnet Preferred Member shall not have access to (i) information that the Managing Member reasonably believes to be in the nature of trade secrets or proprietary information, (ii) any information subject to the attorney-client privilege unless disclosure to the Garnet Preferred Member would not result in a waiver of such privilege, (iii) any information that is required to be kept confidential by Applicable Law or (iv) any information that is required to be kept confidential by any Contractual Obligation entered into by Garnet, the Garnet Common Member or any Garnet







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


                                                            Garnet LLC Agreement


Project Company with any third person in good faith in the ordinary course of business and in any context that is not unreasonable in light of the contemplated transaction.

                                   ARTICLE IX

                              AMENDMENTS; MEETINGS

         Section 9.1 Amendments. Amendments to this Garnet LLC Agreement may be proposed by the Members. Following such proposal, the Managing Member shall submit to the Members a verbatim statement of any proposed amendment if counsel for Garnet shall have approved of the same in writing as to form, and the Managing Member shall include in any such submission a recommendation as to the proposed amendment. The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Garnet LLC Agreement only if it receives the affirmative vote of all of the Members.

         Section 9.2 Meetings of the Members. (a) (a) Meetings of the Members may be called by the Managing Member and shall be called upon the written request of any Member. The notice shall state the nature of the business to be transacted. Subject to other requirements specified herein regarding notice periods, notice of any such meeting shall be given to all Members not less than five Business Days nor more than thirty days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Members is permitted or required under this Garnet LLC Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 9.3. Except as otherwise expressly provided in this Garnet LLC Agreement, the unanimous vote of the Members shall be required to constitute the act of the Members.

         (b) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Managing Member or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty days nor less than one Business Day before any such meeting.

         (c) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which the Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it or as provided under the terms of such proxy.

         (d) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.





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


                                                            Garnet LLC Agreement


         Section 9.3 Unanimous Consent. In the event the consent of the Members is required for any action to be taken by Garnet, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in a writing executed by all the Members.

                                    ARTICLE X

                             TRANSFERS OF INTERESTS

         Section 10.1 Restriction on Dispositions of Interests.

         (a) Dispositions of Garnet Preferred Member Interest. Except as provided in Article XI or Section 13.15, the Garnet Preferred Member shall not Dispose of (other than by a retirement or redemption) all or any portion of its Garnet Preferred Member Interest or withdraw from Garnet without the prior written consent of the Garnet Common Member in its sole discretion; provided, however, that (1) following the occurrence of a Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or, after the repayment in full of the Outstanding Notes, an acceleration of the New Notes as a result of a New Indenture Event of Default, or (2) during the Extension Period, no such consent shall be required in connection with the Disposition by the Garnet Preferred Member of its Garnet Preferred Member Interest to a Qualified Holder at any time after (x) if the Outstanding Notes and New Notes have not been paid in full, the occurrence of the applicable Asset Remedy Standstill Expiration Date or, in the case of a Specified Equity Event, the earliest of the Special Management Replacement Date, the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a) or the date on which a Liquidation Notice becomes effective under Section 12.10, or (y) if the Outstanding Notes and New Notes have been paid in full, the earlier of a Specified Equity Event and the expiration of the Asset Sale Standstill Period, as applicable, for such Disposition. Following any such Disposition by the Garnet Preferred Member of its entire Garnet Preferred Member Interest in Garnet, the Garnet Preferred Member shall be deemed withdrawn from Garnet as a Garnet Preferred Member. Upon any Disposition, in whole or in part, made in accordance with this Section 10.1(a), the transferee of such Garnet Interest will be admitted as a Garnet Preferred Member without further action or consent by any other Member.

         (b) Dispositions of Garnet Common Member Interest. The Garnet Common Member shall not Dispose of its Garnet Common Member Interest to any Person or withdraw from Garnet without the prior written consent of the Garnet Preferred Member in its sole discretion; provided, however, that the Garnet Common Member may Dispose of all or any portion of its Garnet Common Member Interest to any El Paso Affiliate that is a Qualified Holder. Following any Disposition of the Garnet Common Member Interest in whole, the Garnet Common Member shall be deemed withdrawn from Garnet as a Garnet Common Member. Upon any Disposition made in accordance with this Section 10.1(b), the transferee of such Garnet Interest will be admitted as a Garnet Common Member without further action or consent by any other Member.

         (c) Permitted Transfers. Any Disposition permitted by this Section 10.1 shall be referred to in this Garnet LLC Agreement as a "PERMITTED TRANSFER," the Person to which the applicable Garnet Interest is transferred shall be a "PERMITTED TRANSFEREE" and the Garnet Interest transferred shall be a "TRANSFERRED INTEREST." A Permitted Transferee shall be entitled to become a substituted Member in Garnet in respect of the applicable Transferred Interest without

                                                            Garnet LLC Agreement


any further act on the part of any other Member or the Managing Member being required. Any Permitted Transferee of 100% of the Garnet Common Member Interest shall become the successor Managing Member hereunder without any further act on the part of any other Member being required; provided, that such successor Managing Member shall be subject to replacement as set forth in Section 6.1(a).

         Section 10.2 Prohibited Dispositions.

         (a) Any purported Disposition of a Garnet Interest that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, however, that, if Garnet is required to recognize a Disposition of a Garnet Interest that is not a Permitted Transfer, the Transferred Interest shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Garnet LLC Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of Garnet) to satisfy any debts or obligations, or liabilities for damages that the transferor or transferee of such Garnet Interest may have to Garnet.

         (b) To the fullest extent permitted by law, in the case of a Disposition or attempted Disposition of a Garnet Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Disposition shall be liable to indemnify and hold harmless Garnet and the other Members from all losses, costs, liability, and damages that any of such indemnified Persons may incur (including incremental tax liability and reasonable lawyers' fees and expenses) as a result of such Disposition or attempted Disposition and efforts to enforce the indemnity granted hereby.

                                   ARTICLE XI

                      GARNET ASSET REMEDY; EXTENSION PERIOD

         Section 11.1 [Reserved].

         Section 11.2 [Reserved].

         Section 11.3 Garnet Asset Remedy.

         (a) Exercise of Garnet Asset Remedy. So long as any Notes or New Notes are Outstanding, the Garnet Preferred Member may, at any time following a Note Trigger Event, or after repayment in full of all Outstanding Notes, a Specified Equity Event, elect (i) to cause the sale of or realization upon one or more assets of Garnet, Amethyst and/or any Garnet Project Company in accordance with clause (b) below and/or (ii) to cause the Distribution of Cash and/or proceeds of such asset sales pursuant to Section 5.1(a), in each case, by delivering an Asset Remedy Notice to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member), and such Asset Remedy Notice shall, unless each of the Diamond Class A Member Interest and Topaz Minority Member Interest are either retired pursuant to Section 11.1 of the Diamond LLC Agreement or the Topaz LLC Agreement, as the case may be, or purchased pursuant to Section 11.2 of the Diamond LLC Agreement or the Topaz LLC Agreement, as the case may be, on or prior to (A) the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the delivery of such

                                                            Garnet LLC Agreement


Asset Remedy Notice, become effective on, and permit a Garnet Asset Remedy on and after, (x) such applicable Asset Remedy Standstill Expiration Date or (y) in the case of a Specified Equity Event, the delivery of such Asset Remedy Notice; provided, however, that the Garnet Preferred Member may rescind such Asset Remedy Notice by delivering to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) written notice of such rescission; provided, further, that in the case of a Specified Equity Event, if the Share Purchase Option is consummated on or prior to the tenth Business Day following delivery of such Asset Remedy Notice, then such notice shall be deemed to have been revoked and shall be of no further force and effect. Any such rescission shall not affect the Garnet Preferred Member's right to deliver any subsequent Asset Remedy Notice.

         (b) Dispositions. After delivery of an Asset Remedy Notice and after the occurrence of the applicable Asset Remedy Standstill Expiration Date or, after repayment in full of the Outstanding Notes, a Specified Equity Event, the Garnet Preferred Member shall have the right and authority to (i) cause Garnet to Dispose of any Garnet Property, (ii) cause Garnet to cause Amethyst to Dispose of or realize upon any Amethyst Property and/or (iii) cause Garnet to cause Amethyst to cause one or more Garnet Project Companies to Dispose of or realize upon Property of such Garnet Project Companies; provided, however, that no such Disposition shall be made to any Person that is the Garnet Preferred Member or a Restricted Person.

         Section 11.4 Asset Sales.

         (a) Exercise of Asset Sale Rights. So long as no Notes or New Notes are Outstanding the Garnet Preferred Member may, at any time (x) following the occurrence of a Shareholder Trigger Event or a Specified Equity Event or (y) during an Extension Period, elect to cause (i) the sale of or realization upon one or more assets of Garnet, Amethyst and/or the Garnet Project Companies and/or (ii) the Distribution of Cash and/or proceeds of such asset sales pursuant to Section 5.1(a) or 5.1(b) (as applicable) by delivering to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) an Asset Sale Notice and such Asset Sale Notice shall become effective to permit the sale of the assets specified therein on the 10th Business Day following delivery of such Asset Sale Notice; provided, however, that the Garnet Preferred Member may rescind such Asset Sale Notice by delivering to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) written notice of such rescission; and provided, further, that if an Irrevocable Election has been made by the Garnet Common Member and a Purchase Option Notice or a Retirement Notice has been delivered pursuant to the Diamond LLC Agreement or the Topaz LLC Agreement on or prior to such 10th Business Day, no Asset Sale Notice shall become effective to permit the sale of the assets specified therein until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notice (and then if, but only if, such purchase or retirement is not consummated). Any such rescission shall not affect the Garnet Preferred Member's right to deliver any subsequent Asset Sale Notice.

         (b) Standstill; Dispositions. Notwithstanding any delivery of an Asset Sale Notice by the Garnet Preferred Member in accordance with Section 11.4(a),
(i) (a) neither the Garnet Preferred Member nor any of Garnet or Amethyst (at the direction of the Garnet Preferred Member) may enter into any binding agreement to Dispose of or realize upon any assets of Garnet or Amethyst until the expiration of the applicable Asset Sale Standstill Period and

                                                            Garnet LLC Agreement


(b) such agreements may be entered into only with respect to the assets specified in the applicable Asset Sale Notice that has become effective and (ii) no sale or other Disposition of any asset of Garnet or Amethyst shall be made to any Person that is a Garnet Preferred Member or a Restricted Person.

         Section 11.5 Extension Period.

         (a) [Reserved].

         (b) Allocations; Distributions. Without limitation of the Garnet Preferred Member's rights pursuant to Section 7.4, during the Extension Period
(i) Garnet Net Income, Garnet Net Losses, Net Garnet Capital Gain, and Net Garnet Capital Loss shall be allocated as set forth in Article IV and (ii) Distributions shall be made to the Garnet Preferred Member as set forth in
Section 5.1(a) (if applicable) and Section 5.1(b).

         (c) Restrictions on Authority of Managing Member. Notwithstanding any power or authority granted the Managing Member under the LLC Act, the Garnet Certificate of Formation or this Garnet LLC Agreement, during the Extension Period, (i) the Managing Member shall not have the authority to, and covenants and agrees that it shall not, take any of the following actions without the consent of all of the Members: (x) cause or permit Garnet or Amethyst to acquire (by purchase, contribution, exchange or otherwise) any additional assets, (y) cause or permit Garnet or Amethyst to incur any additional Permitted Financial Obligations, or (z) cause or permit Garnet or Amethyst to make any Dispositions other than (1) Dispositions to provide Cash to be Distributed to Garnet for the purpose of enabling Garnet to make Distributions under Sections 5.1(a) and 5.1(b) and (2) Dispositions of the type described in clause (A), (B), (E) or (F) of Section 6.3(e) and (ii) the Managing Member, on behalf of Garnet as sole member of Amethyst, shall cause Amethyst to distribute to Garnet all Available Cash of Amethyst to the extent permitted to be distributed in accordance with the Amethyst Financing Documents (other than Amethyst Specified Credit Documents) and the Transaction Documents.

         (d) Expiration of Extension Period. If no Liquidating Event shall have occurred, then on and after the Extension Period Termination Date and notwithstanding any other provision of this Garnet LLC Agreement: (i) the Garnet Preferred Member shall have no right or authority to cause Garnet to take any action and, without limitation of the foregoing, all of the Garnet Preferred Member's rights under Sections 7.4, 11.3 and 11.4 shall be terminated and the Garnet Common Member shall, without further action, have all of the rights given to the Garnet Preferred Member under such Sections, (ii) the Garnet Common Member shall have the right and authority to cause Garnet to admit one or more additional Members and/or issue additional membership interests, and (iii) the Garnet Common Member shall have the right to cause Garnet to retire the Garnet Preferred Member Interest for an amount equal to the Garnet Preferred Member's then current Capital Account balance.

         (e) [Reserved].

                                                            Garnet LLC Agreement


                                   ARTICLE XII

                           DISSOLUTION AND WINDING UP

         Section 12.1 Liquidating Events. Garnet shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, "LIQUIDATING EVENTS"):

                  (a) [Reserved].

                  (b) Liquidation Notice. The date on which, pursuant to Section 12.10, a Liquidation Notice becomes effective to cause a Liquidating Event.

                  (c) Unanimous Vote. The unanimous vote of the Members to dissolve, wind up, and liquidate Garnet or Amethyst.

                  (d) [Reserved].

                  (e) Illegality, etc. The happening of any event that makes it unlawful, impossible, or impractical to carry on the business of Garnet or the Delaware Court of Chancery has entered a decree pursuant to
         Section 18-802 of the LLC Act, and such decree has become final.

                  (f) Fourth Anniversary of Extension Period Commencement Date. The fourth anniversary of the Extension Period Commencement Date shall have occurred and there has been no prior Extension Period Termination Date.

The Members hereby agree that, notwithstanding any provision of the LLC Act, Garnet shall not dissolve prior to the occurrence of a Liquidating Event.

         Section 12.2 Winding Up. Upon the occurrence of a Liquidating Event, Garnet shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action with respect to Garnet that is inconsistent with the winding up of Garnet's business and affairs; provided that all covenants contained in this Garnet LLC Agreement and obligations provided for in this Garnet LLC Agreement shall continue to be fully binding upon the Members until such time as Garnet Property has been distributed pursuant to this Section 12.2 and the Garnet Certificate of Formation has been canceled pursuant to the LLC Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of Garnet. On the occurrence of a Liquidating Event, the Garnet Gross Asset Values of all of Garnet's assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Garnet Net Income, Gross Income, Garnet Net Losses, Net Garnet Capital Gain, Net Garnet Capital Loss and other items of income, loss, deduction, gain and credit of Garnet shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article
IV. The Liquidator shall take full account of Garnet's liabilities and the Garnet Property and, except as otherwise provided in Section 12.3, shall, within 75 days of the occurrence of a Liquidating Event or, in the event that the certification by the JV Accountants required by Section 8.2(d) has not been delivered by such 75th day as soon as practicable after delivery of such accountant's certification but in any event within 90 days of such Liquidating

                                                            Garnet LLC Agreement


Event, cause the Garnet Property or the proceeds from the sale or disposition thereof (as determined pursuant to Section 12.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law and notwithstanding anything in this Garnet LLC Agreement to the contrary, in the following order (without duplication):

                  (a) First, to creditors (including to the Garnet Preferred Member to the extent such Member is a creditor, to the extent otherwise permitted by Applicable Law), other than the Garnet Common Member and its Affiliates, in satisfaction of all of Garnet's debts and liabilities other than liabilities for which reasonable provision for payment has been made;

                  (b) Second, to the payment and discharge of all of Garnet's debts and liabilities incurred in accordance herewith to the Garnet Common Member and its Affiliates to the extent adequate provision therefor has not been made; and

                  (c) Third, the balance to the Members in accordance with their respective Capital Accounts, as provided under Article IV, immediately after giving effect to the adjustments and allocations required by the third sentence of this Section 12.2.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

         The Garnet Common Member understands and agrees that by accepting the provisions of this Section 12.2 setting forth the priority of the distribution of the assets of Garnet to be made upon its liquidation, it expressly waives any right that it, as a creditor of Garnet, might otherwise have under the LLC Act to receive distributions of assets pari passu with the other creditors of Garnet in connection with a distribution of assets of Garnet in satisfaction of any liability of Garnet, and hereby subordinates to said creditors any such right.

         Section 12.3 Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations. In the event Garnet is "liquidated" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), (x) Distributions shall be made pursuant to this Article XII to the Members who have positive Capital Accounts in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(2), and (y) if the Garnet Common Member's Capital Account has a deficit balance (after giving effect to all contributions, Distributions, and allocations for all Allocation Periods, including the Allocation Period during which such liquidation occurs), the Garnet Common Member shall make a Capital Contribution to Garnet in the amount necessary to restore such deficit balance to zero in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(3).

         In the discretion of the Liquidator, with the consent of the Members, a portion (determined in the manner provided below) of the distributions that would otherwise be made to the Members pursuant to this Article XII may be:

                  (a) Distributed to a trust established for the benefit of the Members solely for the purposes of liquidating Garnet Property, collecting amounts owed to Garnet, and paying any contingent or unforeseen liabilities or obligations of Garnet or of the Managing Member arising out of or in connection with Garnet. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of






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                                                            Garnet LLC Agreement


         the Liquidator, in the same proportions as the amount distributed to such trust by Garnet would otherwise have been distributed to the Members pursuant to Section 12.2; or

                  (b) Withheld to provide a reasonable reserve for liabilities (contingent or otherwise) of Garnet and to allow for the collection of the unrealized portion of any installment obligations owed to Garnet; provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.

The portion of the distributions that would otherwise have been made to each of the Members that is instead distributed to a trust pursuant to Section 12.3(a) or withheld to provide a reserve pursuant to Section 12.3(b) shall be determined in the same manner as the expense or deduction would have been allocated if Garnet had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 12.2.

         Section 12.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XII, in the event Garnet is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Garnet Property shall not be liquidated, Garnet's debts and other liabilities shall not be paid or discharged, and Garnet's affairs shall not be wound up. Instead, solely for federal income tax purposes, Garnet shall be deemed to have contributed all of the Garnet Property and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, Garnet will be deemed to liquidate by Distributing interests in the new company to the Members.

         Section 12.5 Rights of Members. Each Member shall look solely to the Garnet Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.9, shall have no right or power to demand or receive property other than Cash from Garnet.

         Section 12.6 Notice of Dissolution. The Managing Member shall promptly provide written notice to each of the Members of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Shareholder Trigger Event, Specified Equity Event or Liquidating Event in accordance with Section 6.5(b).

         Section 12.7 Character of Liquidating Distributions. All payments made in liquidation of the Garnet Interest of a withdrawing Member (whether pursuant to Article XI or Article XII, but excluding payments pursuant to Section 12.2(a)) shall be made in exchange for the interest of such Member in Garnet Property pursuant to Code Section 736(b)(1), including the interest of such Member in goodwill of Garnet.

         Section 12.8 The Liquidator.

         (a) Definition. The "LIQUIDATOR" means (i) in the case of any Liquidating Event described in clause (a), (c) or (e) of Section 12.1, the Garnet Common Member or any other Affiliate of El Paso appointed as Liquidator by the Garnet Common Member and (ii) in the case of any other Liquidating Event, the Garnet Preferred Member or any other Person appointed as Liquidator by the Garnet Preferred Member.

                                                            Garnet LLC Agreement


         The Garnet Common Member (or the Garnet Preferred Member if it may then appoint the Liquidator) may appoint an appointee to be Liquidator on or prior to the date on which a Liquidating Event occurs by delivering written notice of such appointment to the other Members. Any such appointment may be subsequently withdrawn by similar written notice.

         The Liquidator shall have the rights set forth in Section 18-803(b) of the LLC Act and exclusively shall have the rights, power and authority of the Managing Member necessary or appropriate in its discretion to effect the dissolution, winding up and liquidation of Garnet. The actions of the Liquidator shall for all purposes be the actions of Garnet.

         (b) Fees. Garnet is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article XII and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

         (c) Resignation of Liquidator. At any time any Liquidator may, in its discretion, resign as Liquidator and the Garnet Common Member (or the Garnet Preferred Member if it may then appoint the Liquidator) shall appoint a replacement Liquidator pursuant to Section 12.8(a).

         Section 12.9 Form of Liquidating Distributions.

         (a) In General. Except as provided in this Section 12.9, for purposes of making distributions required by Section 12.2, the Liquidator may determine whether to distribute all or any portion of Garnet Property in-kind or to sell all or any portion of Garnet Property and distribute the proceeds therefrom, provided that the Liquidator shall not distribute Garnet Property other than Cash to the Garnet Preferred Member without its consent, and the Liquidator shall be required to reduce Garnet Property to Cash to the extent necessary to make distributions to the Garnet Preferred Member pursuant to Section 12.2 in Cash.

         (b) Garnet Preferred Member In-Kind Election. At the election of the Garnet Preferred Member, the Liquidator may be required to distribute all of the Garnet Property in-kind. In such event, Garnet Property to be distributed to each Member shall be determined by the Liquidator; provided that, subject to the next sentence, distributions of any Garnet Property to the Garnet Preferred Member other than any EPED B/Garnet Notes or Financial Investments held by Garnet shall require the consent of all of the Members. If the liquidation of Garnet is caused by the Bankruptcy of El Paso, the Garnet Common Member, the Managing Member or Garnet then, upon the request of the Garnet Preferred Member and to the extent so requested, the Liquidator shall distribute to the Garnet Preferred Member, to the extent practicable, the EPED B/Garnet Notes or Financial Investments held by Garnet.

         Section 12.10 Liquidation Notice.

         (a) Liquidating Events Prior to Extension Period. Prior to the Extension Period Commencement Date, the Garnet Preferred Member may, at any time on or after the occurrence of a Note Trigger Event or a Specified Equity Event, deliver to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) a written notice (a "LIQUIDATION NOTICE") stating that such Note Trigger Event or such Specified Equity Event constitutes a Liquidating Event; provided, however, that: (i) the delivery of a Liquidation Notice shall not become effective to cause a Liquidating Event until
(A) the






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                                                            Garnet LLC Agreement


applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the delivery of such Liquidation Notice; (ii) except in the case of a Specified Equity Event, the Garnet Preferred Member may rescind such Liquidation Notice by delivering to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) a rescission notice prior to the applicable Asset Remedy Standstill Expiration Date; and
(iii) except in the case of a Specified Equity Event, if both (x) an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Diamond LLC Agreement on or prior to the applicable Asset Remedy Standstill Expiration Date and (y) an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Topaz LLC Agreement on or prior to the applicable Asset Remedy Standstill Expiration Date, then no Liquidation Notice shall become effective to cause a Liquidating Event until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notices (and then if, but only if, each of the Diamond Class A Member Interest and the Topaz Minority Member Interest shall not have been either purchased or retired).

         (b) Liquidating Events During Extension Period. The Garnet Preferred Member may, on any date during the Extension Period, elect to cause a Liquidating Event by delivering to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) a Liquidation Notice; provided, however, that: (i) the delivery of such Liquidation Notice shall not become effective to cause a Liquidating Event until the 10th Business Day following delivery of such Liquidation Notice; (ii) the Garnet Preferred Member may rescind such Liquidation Notice by delivering to the Managing Member (and, if the Garnet Common Member is not the Managing Member, the Garnet Common Member) a rescission notice prior to such 10th Business Day; and (iii) if both (x) an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Diamond LLC Agreement on or prior to such 10th Business Day and
(y) an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Topaz LLC Agreement on or prior to such 10th Business Day, no Liquidation Notice shall become effective to cause a Liquidating Event until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notices (and then if, but only if, each of the Topaz Minority Member Interest and the Diamond Class A Member Interest shall not have been either purchased or retired).

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Amendments. No amendment or waiver of any provision of this Garnet LLC Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by all Members in accordance with Section 9.1. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure.

         Section 13.2 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Garnet LLC Agreement shall be in writing or by

                                                            Garnet LLC Agreement


facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed or (b) when the same is actually received (if during the recipient's normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the facsimiled communication sent by regular mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed, if to any Member or the Managing Member, to such person at its address or facsimile number set forth on Schedule 13.2 hereto or to such other address as such Person may from time to time specify by notice, and if to any other Person, at its address specified in the Transaction Document pursuant to which such Person is to receive notice or by notice given in the manner provided herein to each other Person entitled to receive notice hereunder, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice under the relevant Transaction Document. A copy of each notice, request, report, consent or demand to be delivered hereunder shall also be delivered to Investor, the Indenture Trustee and the Collateral Agent, unless such notice was delivered by or has been delivered to such Persons.

         Section 13.3 No Waiver; Cumulative Remedies. No failure on the part of any Person to exercise, and no delay in exercising, any right under this Garnet LLC Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Garnet LLC Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Garnet LLC Agreement are cumulative and not exclusive of any remedies provided by Applicable Law.

         Section 13.4 Waiver of Jury Trial. EACH PARTY TO THIS GARNET LLC AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GARNET LLC AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 13.5 Counterparts. This Garnet LLC Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Garnet LLC Agreement may be delivered by facsimile transmission of the relevant signature pages thereof.

         Section 13.6 Survival of Representations, Warranties and Indemnities; Entire Agreement. All representations, warranties and indemnities and undertakings to pay costs and expenses contained in this Garnet LLC Agreement or made by or on behalf of the parties hereto, as the case may be, in connection with this Garnet LLC Agreement shall survive (a) the execution and delivery of this Garnet LLC Agreement and the other Transaction Documents, (b) performance by each party of its Obligations under this Garnet LLC Agreement and each other Transaction Document to which it is a party and (c) the Disposition (whether or not such Disposition was a Permitted Transfer) by (i) EPED B of all or a portion of its Garnet Common Member Interest in Garnet or any termination of its status as a Garnet Common Member pursuant to this Garnet LLC Agreement or (ii) any other Member of all or a portion of its Garnet

                                                            Garnet LLC Agreement


Interest or any termination of such Person's status as a Member of Garnet, and may be relied upon by the Persons permitted thereunder, regardless of any investigation made at any time by or on behalf of such Persons or any such assignee.

         Section 13.7 Severability. If any term, provision, covenant or condition of this Garnet LLC Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Garnet LLC Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms. provisions, covenants or conditions of this Garnet LLC Agreement so long as this Garnet LLC Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Garnet LLC Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon such parties. If any provision hereof is held to be unenforceable, invalid or illegal as stated above, the parties hereto will endeavor in good faith negotiations to replace such provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited unenforceable provision.

         Section 13.8 Construction. Every covenant, term, and provision of each Transaction Document shall be construed simply according to its fair meaning and not strictly for or against any party thereto.

         Section 13.9 [Reserved].

         Section 13.10 Governing Law. THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS GARNET LLC AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE MEMBERS.

         Section 13.11 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Garnet Property.

         Section 13.12 Consent to Jurisdiction. Each Member (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Wilmington, Delaware and of any New York State court or Federal court sitting in the Borough of Manhattan in any action arising out of this Garnet LLC Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                                                            Garnet LLC Agreement


         Section 13.13 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Garnet LLC Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Garnet LLC Agreement and specifically to enforce the terms and provisions of this Garnet LLC Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

         Section 13.14 [Reserved].

         Section 13.15 Acknowledgement and Consent to Collateral Agreement. Pursuant to the terms of the Collateral Agreement, Emerald has pledged, hypothecated, assigned and transferred to the Collateral Agent for the benefit of the Secured Party (as defined therein), and granted to the Collateral Agent for the benefit of the Secured Party, a security interest in, certain of its property, including the Pledged Citrine Interest. Each of Garnet and the Garnet Common Member hereby acknowledges and consents, for the benefit of Topaz, the Collateral Agent, Investor and the Indenture Trustee, to the granting of such security interest by Emerald (or to any subsequent transfer of the Pledged Citrine Interest following foreclosure on such security interest) and agrees that the Collateral Agent, on behalf of the Secured Party (or any subsequent transferee of the Pledged Citrine Interest following foreclosure on such security interest), shall be entitled to exercise the rights of the Garnet Preferred Member to the extent set forth in the Collateral Agreement. Each of Garnet and the Garnet Common Member hereby agrees that Topaz, the Collateral Agent, Investor and the Indenture Trustee shall each expressly have all of the rights of an intended third-party beneficiary in respect of the rights of the Garnet Preferred Member under this Garnet LLC Agreement.

         Section 13.16 Effectiveness. This Garnet LLC Agreement shall take effect as of the Effective Date.

                                                            Garnet LLC Agreement


                  IN WITNESS WHEREOF, the undersigned have executed this Garnet LLC Agreement as of the date above first written.

                               GARNET PREFERRED MEMBER:

                               CITRINE FC COMPANY



                               By:     /s/ Antonio Carlos C. Balthazar
                                    ------------------------------------------
                                     Name:  Antonio Carlos C. Balthazar
                                     Title: Authorized Signatory

                               GARNET COMMON MEMBER:

                               EPED B COMPANY



                               By:     /s/ Antonio Carlos C. Balthazar
                                    ------------------------------------------
                                      Name:  Antonio Carlos C. Balthazar
                                      Title: Authorized Signatory




                       Garnet LLC Agreement Signature Page

                                                            Garnet LLC Agreement


ACKNOWLEDGED AND AGREED:


EPED B COMPANY, as Managing Member




         By:     /s/ Antonio Carlos C. Balthazar
              --------------------------------------------
                Name:  Antonio Carlos C. Balthazar
                Title: Authorized Signatory

ACKNOWLEDGED AND AGREED:

GARNET POWER HOLDINGS, L.L.C.

         By:   EPED B COMPANY, its Managing Member



         By:     /s/ Antonio Carlos C. Balthazar
              --------------------------------------------
                Name:  Antonio Carlos C. Balthazar
                Title: Authorized Signatory




                       Garnet LLC Agreement Signature Page